Annual Report                               [RIVERSOURCE INVESTMENTS(SM) LOGO]

RiverSource(SM)

Balanced Fund

Annual Report for the
Period Ended Sept. 30, 2005

> RiverSource Balanced Fund (formerly AXP(R)Mutual) seeks to provide shareholders with a balance of growth of capital and current income.

Table of Contents

Fund Snapshot                                                         3

Performance Summary                                                   4

Questions & Answers
   with Portfolio Management                                          5

The Fund's Long-term Performance                                     12

Investments in Securities                                            14

Financial Statements (Portfolio)                                     30

Notes to Financial Statements (Portfolio)                            33

Report of Independent Registered
   Public Accounting Firm (Portfolio)                                39

Financial Statements (Fund)                                          40

Notes to Financial Statements (Fund)                                 43

Report of Independent Registered
   Public Accounting Firm (Fund)                                     50

Federal Income Tax Information                                       51

Fund Expenses Example                                                53

Board Members and Officers                                           55

Approval of Investment Management
   Services Agreement                                                58

Proxy Voting                                                         63

[DALBAR LOGO]

American Express(R) Funds'* reports to shareholders have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The Seal recognizes communications demonstrating a level of excellence in the industry.

* As of Oct. 1, 2005, the RiverSource brand replaced "American Express" as the name of the American Express Funds.

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2 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Fund Snapshot AT SEPT. 30, 2005

PORTFOLIO MANAGERS

Fixed Income

Portfolio managers                        Since       Years in industry
Tom Murphy, CFA                           2/03               19
Scott Kirby                               6/03               19
Jamie Jackson,CFA                         6/03               17

Equities

Portfolio manager                         Since       Years in industry
Bob Ewing,CFA                             4/02               15

FUND OBJECTIVE

For investors seeking a balance of growth of capital and current income.

Inception dates by class
A: 4/16/40        B: 3/20/95   C: 6/26/00   Y: 3/20/95

Ticker symbols by class
A: INMUX          B: IDMBX     C: --        Y: IDMYX

Total net assets             $1.238 billion

Number of holdings                      523

STYLE MATRIX

Equities

Shading within the style matrix indicates areas in which the Fund generally invests.

       STYLE
VALUE  BLEND  GROWTH
  X                   LARGE
                      MEDIUM  SIZE
                      SMALL

STYLE MATRIX (continued)

Bonds

     DURATION
SHORT  INT.  LONG
        X     X    HIGH
        X     X    MEDIUM  QUALITY
                   LOW

Shading within the style matrix indicates areas in which the Fund generally invests.

TOP TEN HOLDINGS

Percentage of portfolio assets

Exxon Mobil (Oil & Gas)                                            3.0%
U.S. Treasury
   6.25% 2023
(U.S. Government Obligations & Agencies)                           2.5
Citigroup (Diversified Financial Services)                         2.2
Bank of America (Commercial Banks)                                 2.0
ConocoPhillips (Oil & Gas)                                         1.7
American Intl Group (Insurance)                                    1.5
Altria Group (Tobacco)                                             1.4
Chevron (Oil & Gas)                                                1.3
JPMorgan Chase & Co
(Diversified Financial Services)                                   1.2
Wells Fargo & Co (Commercial Banks)                                1.0

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Investment products, including shares of mutual funds, involve investment risks including possible loss of principal and fluctuation in value.

Fund holdings are subject to change.

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3 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Performance Summary

[BAR CHART]

                             PERFORMANCE COMPARISON

                        For the year ended Sept. 30, 2005

                 +8.86% +16.69% +12.25% +2.80% +11.05% +10.05%

 +8.86% = RiverSource Balanced Fund Class A (excluding sales charge) +16.69% = Russell 1000(R) Value Index (unmanaged)
+12.25% = S&P 500 Index (unmanaged)
 +2.80% = Lehman Brothers Aggregate Bond Index (unmanaged)
+11.05% = Blended Index - 60% Russell 1000 Value Index
          and 40% Lehman Brothers Aggregate Bond Index (unmanaged) +10.05% = Lipper Balanced Funds Index

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS

                            Class A                  Class B                   Class C           Class Y
(Inception dates)          (4/16/40)                (3/20/95)                 (6/26/00)         (3/20/95)
                        NAV(1)    POP(2)       NAV(1)   After CDSC(3)     NAV(1)    After CDSC(4)   NAV(5)
at Sept. 30, 2005
1 year                  +8.86%    +2.61%       +8.02%      +3.02%          +7.97%       +6.97%       +9.05%
3 years                +12.28%   +10.09%      +11.42%     +10.34%         +11.41%      +11.41%      +12.46%
5 years                 -2.13%    -3.28%       -2.88%      -3.25%          -2.89%       -2.89%       -1.96%
10 years                +3.89%    +3.27%       +3.09%      +3.09%           N/A          N/A         +4.04%
Since inception         +8.45%    +8.35%       +4.04%      +4.04%          -2.56%       -2.56%       +4.99%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 5.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to institutional investors only.

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4 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Questions & Answers
                WITH PORTFOLIO MANAGEMENT

Below, RiverSource Balanced Fund's portfolio management team discusses the Fund's positioning and results for fiscal year 2005.

Q:  How did RiverSource Balanced Fund perform for the year ended Sept. 30,
    2005?

A: RiverSource Balanced Fund rose 8.86% (Class A shares excluding sales charge) for the 12 months ended Sept. 30, 2005. The Russell 1000(R) Value Index returned 16.69%, while the S&P 500 Index (S&P 500) returned 12.25%. The Lehman Brothers Aggregate Bond Index (Lehman Index) rose 2.80% over the same period. The Lipper Balanced Funds Index, representing the Fund's peer group, advanced 10.05%. Recently, the Fund's investment manager recommended to the Fund that the Fund add the Blended Index (made up of 60% Russell 1000(R) Value Index and 40% Lehman Index) as a secondary benchmark. The Blended Index returned 11.05% for the annual period.

Q:  What factors most affected performance for the equity portion of the Fund?

    The market environment of the past year was generally favorable for equity investors. Stocks advanced despite higher oil and commodity prices and the Federal Reserve's (the Fed's) sequence of interest rate increases. Another positive for the Fund was the outperformance of value stocks, which was most pronounced in the large-cap segment. On the negative side, large-cap stocks underperformed their small- and mid-cap peers. The Fund underperformed its equity benchmark, the S&P 500, largely due to individual stock selection. Our sector allocation decisions were modestly beneficial relative to the S&P 500 Index.

    Stock selection in the telecommunications and industrials sectors added to performance, as did selection in the technology sector. Stock picking had the most negative impact in the financials sector, where our holdings of mortgage finance companies and diversified financial firms were notable detractors.

    The Fund's mix of consumer staples stocks also had a negative effect on performance. We had shifted the Fund's holdings toward higher quality consumer companies, including household products stocks. These have traditionally been safe havens for investors, but that was not the case in this period, as profit margins were negatively affected by rising commodity prices. Stock

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5 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Questions & Answers

[BEGIN CALLOUT QUOTE]> Stock selection in the telecommunications and industrials sectors added to performance, as did selection in the technology sector. [END CALLOUT QUOTE]

    selection in the consumer discretionary sector also detracted from performance.

    The Fund benefited from larger-than-the S&P 500 Index positions in both technology and health care, as well as a below-the S&P 500 Index position in industrials. These positive effects were partially offset by a below-the S&P 500 Index position in utilities, which outperformed, and an above-the S&P 500 Index position in telecommunications, a lagging sector. Because utility dividends remain low and the stocks are trading at high valuations, they do not appeal to us, and we expect to maintain a below-the S&P 500 Index position. On the other hand, we see opportunities in both wireless and traditional wireline telecommunications companies. Wireless stocks have moved through the heaviest phase of capital investment and are in period of rapid earnings and cash flow growth, but remain at reasonable valuations. At the same time, we believe expectations for the demise of traditional wireline companies have been exaggerated. Although they face a changing business model, many are well-positioned with exposure to the wireless market and they tend to have very attractive dividend yields.

    The most significant individual contributors to performance included two energy companies, ConocoPhillips and Anadarko Petroleum, as well as travel and real estate services company Cendant, cell phone maker Nokia ADR and insurance company ACE. ConocoPhillips and Anadarko Petroleum advanced amid the continued strong performance of the energy sector. Although Cendant began the period with a low valuation and as the company undertook a rationalization of its business, including spin-offs of some non-core units, the market responded favorably. Nokia benefited from higher-than-expected cell phone sales, while ACE has been a beneficiary of firmer pricing in the insurance industry. Though ACE has some exposure to claims in the hurricane-affected areas, it has already raised capital in anticipation and may actually benefit from higher rates in the long run.

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6 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Questions & Answers

[BEGIN CALLOUT QUOTE]> In the fixed income portion of the Fund, our active management of duration added value during the fiscal year. [END CALLOUT QUOTE]

    Holding smaller-than-the S&P 500 Index positions in several strong performing stocks detracted from performance. These included energy stocks Exxon Mobil, Valero and Burlington Resources, as well as General Electric. Valuations of these energy companies made them unattractive to us, so we focused instead on other energy stocks such as ConocoPhillips and Anadarko Petroleum, two of the top contributors listed above. Similarly, General Electric's valuation made it expensive in our view. A larger-than-benchmark position in Spectrum Brands also had a negative impact. This consumer products company suffered downward pressure on its profit margins as raw material prices rose, but the company was unable to pass the costs along to its customers.

Q:  How did the fixed-income portion of the  Fund perform?

    Over the past year, bond performance was mixed as yields on 10-year Treasuries rose by about 0.20 percentage points and 30-year yields declined by about 0.30 percentage points. Shorter maturity bonds experienced the most dramatic yield increases as the Fed gradually, but persistently pushed short-term interest rates higher. As of Sept. 30, 2005, the Fed had boosted the short-term fed funds rate eleven times since June 2004 as it responded to stronger economic growth and threats of higher inflation.

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7 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Questions & Answers

    As interest rates fluctuated throughout the year, we actively adjusted the Fund's duration (a principal measure of interest rate risk) and its mix of long and short-term bonds. In general, we favored bonds with longer maturities over those with shorter maturities because we believed that the yield difference between short-term and long-term securities would decrease as the year progressed. In fact, the yield curve did become flatter and this positioning was advantageous. In the fixed income portion of the Fund, our active management of duration added value during the fiscal year. Tactical purchases of Treasury Inflation-Protected Securities (TIPS) were effective as well. Because TIPS accrue performance based on changes to inflation, these securities benefited from higher inflation during the time the Fund owned them.

    Our selection of individual corporate bond issues, the portfolio's exposure to commercial mortgage-backed securities and its holdings of non-dollar denominated bonds all added to performance for the fiscal period. A modest exposure to high-yield corporate bonds was also beneficial as these securities significantly outperformed Treasuries.

Q:  What changes did you make to the Fund and how is it currently positioned?

A: The biggest changes within the equity portion were additions to the technology and energy sectors. In addition, we reduced the Fund's holdings of financial and health care stocks.

    Within the technology sector, we have begun to find opportunities among the very largest technology companies. Some of these have reached a level of maturity that still provides some growth potential, but also results in lower valuations, making their stock prices more palatable to value investors like us.

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8 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Questions & Answers

    In the energy sector, we have been watching for attractive opportunities to increase the portfolio's position. Given scarce energy production and companies having to spend more to find and extract energy resources, there appears to be secular support for higher energy earnings. However, we have tempered our enthusiasm because we consider energy valuations steep and because high energy prices could lead to demand reductions and supply increases, which would be a temporary setback for the sector. We have focused on opportunities among the big integrated oil companies that have some refining exposure, as well as on drilling and other service companies that are likely to benefit from the search for oil. The Fund's energy weighting is similar to that of the benchmark.

    Within the financials sector, we have reduced banks and insurance companies based on overwhelming evidence that rising rates and a flatter yield curve are challenging these companies. In addition, the Fund's weighting in mortgage stocks decreased as they declined. In the health care sector, health maintenance organizations (HMOs) performed very well during the year and the Fund took some profits among its HMO holdings.

    In the fixed income segment, we believe the fundamental and technical outlook for the corporate bond market has weakened. Consequently, the Fund's corporate position is now about equal to that of the benchmark. Instead, we have emphasized higher quality commercial mortgage-backed securities and asset-backed securities, which offer attractive yields as well as defensive characteristics that are appealing in the current bond environment. We trimmed our allocation to higher quality high-yield corporate bonds during the final three months of the fiscal year, while maintaining our focus on BB-rated corporate issues which are slightly below investment grade. In the mortgage-backed security segment, we are focusing on mortgages with coupons higher than current mortgage lending rates. This defensive approach offers both attractive yield and increased protection against higher interest rates.

    The Fund's allocation between stocks and bonds was essentially unchanged during the period. We typically do not make significant changes to the allocation, which is approximately 65% equities and 35% bonds, unless there is a significant valuation disparity between stocks and bonds.

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9 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Questions & Answers

Q: How do you intend to position the equity portion of the Fund in the coming months?

    To summarize the Fund's positioning, we have larger-than-the S&P 500 Index allocations in technology and industrials, an approximately equal-to-the S&P 500 Index position in energy and below-the S&P 500 Index positions in financials and utilities.

    We continue to emphasize quality companies and have kept the Fund's average market capitalization a bit higher than it normally would be. We have also been especially cautious about valuations on the stocks we hold. Although this careful approach hampered the Fund's gains during the market advance of the past year, we are confident it is the most prudent approach given the current market outlook. As time passes and we move further along in the economic cycle and into the Fed's cycle of interest rate increases, market risks are likely to increase. We believe our high quality, value-oriented equity strategy positions the Fund well for such an environment.

Q: How do you intend to position the fixed income portion of the Fund in the coming months?

    We continue to believe interest rates will move higher. Toward the end of the fiscal period, the bond market seemed to reluctantly agree with our long-held view that the Fed would continue to raise rates in response to mounting inflation pressures, a housing market that appears overvalued and economic growth that remains higher than historic trends. However, we still think the market is underestimating exactly how much the Fed will have to raise rates to materially dampen economic growth and curtail inflation pressures. We believe the Fed will follow a gradualist approach, ultimately reaching a 4.50-4.75% fed funds rate by early 2006. Though higher long-term interest rates would help the Fed slow the economy, it is important to note that if long-term rates don't rise sufficiently, the Fed may be forced to push short rates even higher. We believe this outlook supports the defensive posture we have established in the fixed income segment of the Fund.

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10 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Questions & Answers

ASSET ALLOCATION & SECTOR COMPOSITION

Percentage of portfolio assets at Sept. 30, 2005

[PIE CHART]

Stocks
Financials 17.9%
Energy 9.5%
Consumer Discretionary 5.8%
Industrials 5.7%
Information Technology 5.5%
Consumer Staples 5.1%
Telecommunication Services 4.1%
Health Care 4.0%
Utilities 2.9%
Materials 2.4%

Bonds
Mortgage-Backed 13.7%
U.S. Government Obligations & Agencies 8.1%
Corporate Bonds* 7.9%
Commercial Mortgage-Backed 4.4%
Asset-Backed 1.6%
Foreign Government 0.6%

Cash Equivalents
Short-Term Securities** 0.8%

  * Includes 2.2% Financials, 2.2% Telecommunication, 1.2% Utilities, 0.9% Consumer Discretionary, 0.5% Industrials, 0.3% Consumer Staples, 0.3% Health Care, 0.2% Energy and 0.1% Materials.

 ** Of the 0.8%, 0.4% is due to security lending activity and 0.4% is the Portfolio's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                                  Class A
                                         Short-term     Long-term
Fiscal year ended             Income    capital gains capital gains   Total
Sept. 30, 2005                 $0.23          $--          $--        $0.23
Sept. 30, 2004                  0.18           --           --         0.18
Sept. 30, 2003                  0.17           --           --         0.17
Sept. 30, 2002                  0.20           --           --         0.20
Sept. 30, 2001                  0.22           --           --         0.22

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11 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart below illustrates the total value of an assumed $10,000 investment in RiverSource Balanced Fund Class A shares (from 10/01/95 to 9/30/05) as compared to the performance of five widely cited performance indices, the Russell 1000(R) Value Index, the S&P 500 Index, the Lehman Brothers Aggregate Bond Index, the Blended Index and the Lipper Balanced Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The value of your investment and returns will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Returns do not reflect taxes payable on distributions and redemptions. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.ameriprise.com. Also see "Past Performance" in the Fund's current prospectus.

                        VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE BALANCED FUND

RiverSource Balanced Fund
Class A (includes sales charge)   $9,425  $10,541  $13,164  $13,256   $14,809  $15,369  $11,213    $9,750  $11,388  $12,677  $13,800
Russell 1000(R) Value Index(1)   $10,000  $11,795  $16,785  $17,388   $20,643  $22,482  $20,479   $17,008  $21,153  $25,493  $29,748
Standard & Poor's 500 Index(2)   $10,000  $12,034  $16,901  $18,430   $23,554  $26,682  $19,576   $15,565  $19,363  $22,049  $24,750
Lehman Brothers Aggregate Bond
Index(3)                         $10,000  $10,490  $11,509  $12,833   $12,786  $13,679  $15,451   $16,780  $17,688  $18,338  $18,852
Blended Index(4)                 $10,000  $11,264  $14,471  $15,524   $17,227  $18,693  $18,606   $17,303  $20,208  $22,957  $25,493
Lipper Balanced Funds Index(5)   $10,000  $11,184  $13,988  $14,662   $16,638  $18,487  $16,577   $14,948  $17,517  $19,371  $21,317
                                  `95       `96      `97      `98      `99       `00      `01      `02       `03      `04      `05

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12 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

COMPARATIVE RESULTS

Results at Sept. 30, 2005                                                                                        Since
                                                         1 year        3 years      5 years     10 years     inception(6)
RiverSource Balanced Fund (includes sales charge)
Class A    Cumulative value of $10,000                    $10,261      $13,343      $8,464      $13,800     $1,904,649
           Average annual total return                     +2.61%      +10.09%      -3.28%       +3.27%         +8.35%
Russell 1000(R) Value Index(1)
           Cumulative value of $10,000                    $11,669      $17,488     $13,231      $29,748            N/A
           Average annual total return                    +16.69%      +20.48%      +5.76%      +11.52%            N/A
Standard & Poor's 500 Index(2)
           Cumulative value of $10,000                    $11,225      $15,901      $9,277      $24,750            N/A
           Average annual total return                    +12.25%      +16.72%      -1.49%       +9.49%            N/A
Lehman Brothers Aggregate Bond Index(3)
           Cumulative value of $10,000                    $10,280      $11,236     $13,778      $18,852            N/A
           Average annual total return                     +2.80%       +3.96%      +6.62%       +6.55%            N/A
Blended Index(4)
           Cumulative value of $10,000                    $11,105      $14,734     $13,637      $25,493            N/A
           Average annual total return                    +11.05%      +13.79%      +6.40%       +9.81%            N/A
Lipper Balanced Funds Index(5)
           Cumulative value of $10,000                    $11,005      $14,261     $11,531      $21,317            N/A
           Average annual total return                    +10.05%      +12.56%      +2.89%       +7.86%            N/A

Results for other share classes can be found on page 4.

(1) The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(2) The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(3) The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(4) The Blended Index consists of 60% Russell 1000 Value Index and 40% Lehman Brothers Aggregate Bond Index.

(5) The Lipper Balanced Funds Index includes the 30 largest balanced funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.

(6) Fund data is from April 16, 1940. The Fund began operating before the inception of the Russell 1000(R) Value Index, S&P 500 Index, Lehman Brothers Aggregate Bond Index, Blended Index and Lipper peer group.

Recently, the Fund's investment manager recommended to the Fund that the Fund change its comparative index from the S&P 500 Index to the Russell 1000 Value Index. The investment manager made this recommendation because the new index more closely represents the Fund's holdings. We will include both indices in this transition year. In the future, however, only the Russell 1000 Value Index will be included.

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13 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Investments in Securities

Balanced Portfolio

Sept. 30, 2005

(Percentages represent value of investments compared to net assets)

Common Stocks (61.7%)
Issuer                                         Shares                 Value(a)

Aerospace & Defense (2.8%)
Boeing                                         48,635               $3,304,748
Empresa Brasileira de
  Aeronautica ADR                              99,379(c)             3,836,029
General Dynamics                               20,177                2,412,160
Goodrich                                       46,834                2,076,620
Honeywell Intl                                149,639                5,611,463
Lockheed Martin                                83,978                5,126,017
Northrop Grumman                              128,147                6,964,790
United Technologies                           101,732                5,273,787
Total                                                               34,605,614

Auto Components (--%)
Lear                                           18,004                  611,596

Automobiles (0.1%)
General Motors                                 28,390(n)               869,018

Beverages (0.8%)
Coca-Cola                                      28,596                1,235,061
Coca-Cola Enterprises                          27,719                  540,521
PepsiCo                                       135,406                7,678,874
Total                                                                9,454,456

Biotechnology (0.1%)
Biogen Idec                                    22,751(b)               898,209

Building Products (0.3%)
American Standard Companies                    43,656                2,032,187
Masco                                          71,039                2,179,476
Total                                                                4,211,663

Capital Markets (2.9%)
Bank of New York                              170,313                5,008,905
Franklin Resources                             37,542                3,152,026
Investors Financial Services                   52,094                1,713,893
Legg Mason                                     17,847                1,957,637
Lehman Brothers Holdings                       51,924                6,048,108
Merrill Lynch & Co                             86,188                5,287,634
Morgan Stanley                                 184,188                9,935,101
State Street                                   55,257                2,703,172
Total                                                               35,806,476

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Chemicals (1.2%)
Dow Chemical                                  244,880              $10,204,150
Eastman Chemical                               29,279                1,375,235
Lyondell Chemical                              73,799                2,112,127
RPM Intl                                       43,300                  796,720
Total                                                               14,488,232

Commercial Banks (4.7%)
Bank of America                               591,041(j)            24,882,826
Commerce Bancorp                               42,906(n)             1,316,785
PNC Financial Services Group                   78,327                4,544,533
US Bancorp                                    227,510                6,388,481
Wachovia                                      167,292                7,961,426
Wells Fargo & Co                              214,938               12,588,919
Total                                                               57,682,970

Commercial Services & Supplies (0.3%)
Avery Dennison                                 32,145                1,684,077
Cendant                                       104,429                2,155,414
Total                                                                3,839,491

Communications Equipment (0.8%)
Cisco Systems                                 192,589(b)             3,453,121
Corning                                        40,456(b)               782,014
Nokia ADR                                     301,468(c)             5,097,824
Total                                                                9,332,959

Computers & Peripherals (1.8%)
Dell                                           93,159(b)             3,186,038
EMC                                           246,735(b)             3,192,751
Hewlett-Packard                               276,829                8,083,406
Intl Business Machines                         92,848                7,448,267
Total                                                               21,910,462

Consumer Finance (0.7%)
Capital One Financial                          46,317                3,683,128
First Marblehead                               26,035(n)               661,289
MBNA                                          183,693                4,526,195
Total                                                                8,870,612

Containers & Packaging (0.3%)
Temple-Inland                                  91,137                3,722,946

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
14 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Diversified Financial Services (3.3%)
Citigroup                                     587,232              $26,730,801
Contax Participacoes ADR                       13,600(b,c)               8,448
JPMorgan Chase & Co                           422,378               14,331,286
Total                                                               41,070,535

Diversified Telecommunication Services (3.8%)
ALLTEL                                         20,318                1,322,905
BellSouth                                     239,009                6,285,937
Chunghwa Telecom ADR                          151,792(c)             2,809,670
Citizens Communications                        62,118                  841,699
MCI                                           433,521               11,015,769
SBC Communications                            491,311               11,776,724
Sprint Nextel                                 377,656                8,980,660
Tele Norte Leste
  Participacoes ADR                            26,889(c)               444,475
Telewest Global                                55,360(b,c)           1,270,512
Verizon Communications                         85,270                2,787,476
Total                                                               47,535,827

Electric Utilities (1.9%)
Entergy                                        67,818                5,040,234
Exelon                                        131,996                7,053,865
FPL Group                                      59,876                2,850,098
PPL                                            86,217                2,787,396
Southern                                      134,959                4,826,134
Xcel Energy                                    78,491                1,539,209
Total                                                               24,096,936

Electronic Equipment & Instruments (0.1%)
Flextronics Intl                              137,670(b,c)           1,769,060

Energy Equipment & Services (1.2%)
Cooper Cameron                                 29,482(b)             2,179,604
Halliburton                                    66,203                4,536,230
Schlumberger                                   17,158                1,447,792
Transocean                                     50,434(b)             3,092,109
Weatherford Intl                               49,182(b)             3,376,836
Total                                                               14,632,571

Food & Staples Retailing (0.6%)
CVS                                            65,751                1,907,437
Wal-Mart Stores                               113,524                4,974,621
Total                                                                6,882,058

Food Products (0.5%)
General Mills                                  55,005                2,651,241
Kellogg                                        75,643                3,489,412
Total                                                                6,140,653

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Gas Utilities (0.2%)
ONEOK                                          77,569               $2,638,897

Health Care Equipment & Supplies (0.7%)
Baxter Intl                                   102,624                4,091,619
Boston Scientific                              43,813(b)             1,023,910
Guidant                                        29,433                2,027,639
Hospira                                        44,139(b)             1,808,375
Total                                                                8,951,543

Health Care Providers & Services (0.8%)
Cardinal Health                                36,515                2,316,512
CIGNA                                          26,767                3,154,759
HCA                                            68,349                3,275,283
Medco Health Solutions                         25,354(b)             1,390,160
Total                                                               10,136,714

Hotels, Restaurants & Leisure (0.3%)
McDonald's                                     93,760                3,140,022

Household Durables (0.1%)
Leggett & Platt                                33,903                  684,840
Tempur-Pedic Intl                              22,382(b)               265,003
Total                                                                  949,843

Household Products (1.3%)
Colgate-Palmolive                              73,419                3,875,789
Procter & Gamble                              117,471                6,984,826
Spectrum Brands                               200,251(b)             4,715,911
Total                                                               15,576,526

Industrial Conglomerates (1.4%)
General Electric                              237,693                8,003,123
Tyco Intl                                     323,159(c)             8,999,978
Total                                                               17,003,101

Insurance (3.4%)
ACE                                           198,321(c)             9,334,969
AFLAC                                          20,057                  908,582
American Intl Group                           293,179               18,165,372
Assurant                                       33,527                1,276,038
Chubb                                          68,832                6,163,906
Endurance Specialty Holdings                   25,503(c)               869,907
First American                                 43,020                 1,964,723
Hartford Financial Services Group              48,514                3,743,825
Total                                                               42,427,322

Internet Software & Services (0.1%)
Google Cl A                                     2,145(b)               678,807

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
15 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

IT Services (0.5%)
Accenture Cl A                                 51,283(b,c)          $1,305,665
Affiliated Computer
  Services Cl A                                85,513(b)             4,669,010
Total                                                                5,974,675

Leisure Equipment & Products (0.1%)
Mattel                                         81,862                1,365,458

Machinery (0.7%)
Caterpillar                                    50,360                2,958,650
Deere & Co                                     26,578                1,626,574
Illinois Tool Works                            16,806                1,383,638
Ingersoll-Rand Cl A                            37,932(c)             1,450,140
ITT Inds                                       13,985                1,588,696
Total                                                                9,007,698

Media (4.1%)
Comcast Cl A                                  119,671(b)             3,515,934
Comcast Special Cl A                          166,654(b)             4,796,302
EchoStar Communications Cl A                   51,359                1,518,686
Liberty Global                                 56,697(b)             1,459,948
Liberty Global Cl A                            56,734                1,536,357
Liberty Media Cl A                            765,532(b)             6,162,533
News Corp Cl A                                 70,953                1,106,157
NTL                                           114,887(b)             7,674,452
Time Warner                                   285,183                5,164,664
Tribune                                        92,578                3,137,468
Viacom Cl B                                   240,829                7,949,764
Vivendi Universal ADR                          78,861(c)             2,581,121
Walt Disney                                   184,630                4,455,122
Total                                                               51,058,508

Metals & Mining (0.3%)
Alcan                                          50,417(c)             1,599,732
Alcoa                                          64,770                1,581,683
Total                                                                3,181,415

Multi-Utilities & Unregulated Power (0.7%)
Dominion Resources                             99,063                8,533,287

Multiline Retail (0.6%)

Federated Dept Stores                          25,593                1,711,404
JC Penney                                      39,511                1,873,612
Target                                         73,089                3,795,511
Total                                                                7,380,527

Office Electronics (0.1%)
Xerox                                          57,668(b)               787,168

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Oil & Gas (8.1%)
Anadarko Petroleum                            115,755              $11,083,541
BP ADR                                        112,190(c)             7,948,662
Chevron                                       244,044               15,796,968
ConocoPhillips                                299,173               20,915,183
Devon Energy                                   60,562                4,156,976
Exxon Mobil                                   566,813               36,015,297
Newfield Exploration                           59,069(b)             2,900,288
Royal Dutch Shell Cl A ADR                     34,554(c)             2,268,125
Total                                                              101,085,040

Paper & Forest Products (0.7%)
Bowater                                        80,419                2,273,445
Intl Paper                                    119,220                3,552,756
Weyerhaeuser                                   38,698                2,660,488
Total                                                                8,486,689

Personal Products (0.5%)
Avon Products                                  54,377                1,468,179
Estee Lauder                                   11,185                  389,574
Gillette                                       77,152                4,490,246
Total                                                                6,347,999

Pharmaceuticals (2.3%)
Bristol-Myers Squibb                           92,143                2,216,961
GlaxoSmithKline ADR                            23,292(c)             1,194,414
Johnson & Johnson                              38,569                2,440,646
Merck & Co                                     95,778                2,606,119
Novartis ADR                                   57,880(c)             2,951,880
Pfizer                                        434,830               10,857,705
Schering-Plough                               165,806                3,490,216
Wyeth                                          63,088                2,919,082
Total                                                               28,677,023

Real Estate Investment Trust (0.6%)
Apartment Investment &
  Management Cl A                              50,558                1,960,639
Equity Office Properties Trust                158,601                5,187,839
HomeBanc                                       89,087                  687,752
Total                                                                7,836,230

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
16 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Semiconductors & Semiconductor Equipment (1.2%)
ATI Technologies                               32,183(b,c)            $448,631
Broadcom Cl A                                  34,158(b)             1,602,352
Credence Systems                               43,909(b)               350,394
Cypress Semiconductor                         202,070(b)             3,041,154
Freescale Semiconductor Cl A                   56,496(b)             1,322,571
Freescale Semiconductor Cl B                   18,542(b)               437,220
Intel                                         134,334                3,311,332
MEMC Electronic Materials                     131,521(b)             2,997,364
Texas Instruments                              47,673                1,616,115
Total                                                               15,127,133

Software (0.9%)
Cadence Design Systems                        188,073(b)             3,039,259
Microsoft                                     174,453                4,488,675
Oracle                                        181,486(b)             2,248,612
Siebel Systems                                 91,354                  943,687
TIBCO Software                                 54,238(b)               453,430
Total                                                               11,173,663

Specialty Retail (0.4%)
Gap                                            58,743                1,023,890
Home Depot                                    100,969                3,850,958
Total                                                                4,874,848

Thrifts & Mortgage Finance (1.9%)
Countrywide Financial                         251,646                8,299,285
Fannie Mae                                    196,594                8,811,343
Freddie Mac                                    88,569                5,000,606
Washington Mutual                              37,450                1,468,789
Total                                                               23,580,023

Tobacco (1.4%)
Altria Group                                  237,763               17,525,511

Wireless Telecommunication Services (0.2%)
Vodafone Group ADR                            108,308(c)             2,812,759

Total Common Stocks
(Cost: $652,104,025)                                              $764,750,773

Bonds (35.6%)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Sovereign (0.6%)
Bundesrepublik Deutschland
  (European Monetary Unit)
   01-04-07               6.00%             3,423,000(c)            $4,299,258
United Kingdom Treasury
  (British Pound)
   12-07-06               7.50              1,612,000(c)             2,949,249
Total                                                                7,248,507

U.S. Government Obligations & Agencies (8.1%)
Federal Farm Credit Bank
   10-10-08               4.25              1,775,000                1,766,947
Federal Home Loan Bank
   04-18-08               4.13              1,355,000                1,346,687
Federal Home Loan Mtge Corp
   09-15-06               3.63              3,635,000                3,610,337
   06-15-08               3.88              9,525,000                9,390,698
   10-15-08               5.13              9,900,000               10,094,297
   03-18-09               3.76              1,440,000                1,405,752
   07-15-09               4.25              5,250,000                5,204,976
   07-12-10               4.13              9,932,000                9,769,433
U.S. Treasury
   09-15-10               3.88              2,645,000                2,607,597
   08-15-15               4.25              5,680,000(n)             5,644,500
   08-15-23               6.25             25,540,000               30,539,250
   02-15-26               6.00              9,909,000               11,686,427
   02-15-31               5.38                800,000                  896,250
U.S. Treasury Inflation-Indexed Bond
   01-15-15               1.63              4,645,192(p)             4,590,748
Total                                                               98,553,899

Asset-Backed (1.6%)
AAA Trust
  Series 2005-2 Cl A1
   11-26-35               3.93              2,321,928(d,m)           2,320,796
Aesop Funding II LLC
  Series 2002-1A Cl A1 (AMBAC)
   10-20-06               3.85                166,667(d,i)             166,682
Aesop Funding II LLC
  Series 2004-2A Cl A1 (FGIC)
   04-20-08               2.76                400,000(d,i)             390,392
AmeriCredit Automobile Receivables Trust
  Series 2004-CA Cl A3 (AMBAC)
   03-06-09               3.00                650,000(i)               642,485
AmeriCredit Automobile Receivables Trust
  Series 2005-BM Cl A3 (MBIA)
   02-06-10               4.05              1,600,000(i)             1,577,750

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
17 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Asset-Backed (cont.)
ARG Funding
  Series 2005-1A Cl A3 (MBIA)
   04-20-10               4.29%            $1,100,000(d,i)          $1,078,043
Capital Auto Receivables Asset Trust
  Series 2004-1
   09-15-10               2.84                600,000                  581,714
Capital Auto Receivables Asset Trust
  Series 2005-1 Cl A4
   07-15-09               4.05              1,100,000                1,091,068
Capital One Auto Finance Trust
  Series 2005-BSS Cl A3
   11-15-09               4.08                800,000                  790,552
Carmax Auto Owner Trust
  Series 2005-1 Cl A4
   03-15-10               4.35                425,000                  422,274
Countrywide Asset-Backed Certificates
  Series 2005-10 Cl AF6
   02-25-36               4.92                700,000                  687,094
Honda Auto Receivables Owner Trust
  Series 2005-1 Cl A3
   10-21-08               3.53                600,000                  592,428
Long Beach Auto Receivables Trust
  Series 2004-C Cl A3 (FSA)
   09-15-09               3.40                700,000(i)               691,796
Metris Master Trust
  Series 2001-2 Cl C
   11-20-09               5.70                675,000(d,m)             675,108
Metris Master Trust
  Series 2004-2 Cl D
   10-20-10               7.07                200,000(d,m)             203,292
Metris Master Trust
  Series 2004-2 Cl M
   10-20-10               4.19                500,000(m)               500,420
Metris Master Trust
  Series 2005-1A Cl D
   03-21-11               5.70                225,000(d,m)             225,632
Morgan Stanley Auto Loan Trust
  Series 2004-HB2 Cl A3
   03-16-09               2.94                800,000                  785,444
Nissan Auto Lease Trust
  Series 2004-A Cl A3
   08-15-07               2.90                450,000                  444,695
Nissan Auto Receivables Owner Trust
  Series 2005-A Cl A3
   10-15-08               3.54              1,000,000                  987,550
Popular ABS Mtge Pass-Through Trust
  Series 2005-A Cl AF2
   06-25-35               4.49                475,000                  468,511

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Asset-Backed (cont.)
Residential Asset Securities
  Series 2002-KS1 Cl AI4 (AMBAC)
   11-25-29               5.86%              $135,952(i)              $135,632
Triad Auto Receivables Owner Trust
  Series 2005-A Cl A3 (AMBAC)
   03-12-10               4.05              1,500,000(i)             1,487,520
WFS Financial Owner Trust
  Series 2004-3 Cl A3
   03-17-09               3.30                800,000                  790,240
World Omni Auto Receivables Trust
  Series 2005-A Cl A3
   06-12-09               3.54              1,500,000                1,481,130
Total                                                               19,218,248

Commercial Mortgage-Backed(f) (4.3%)
Banc of America Commercial Mtge
  Series 2005-1 Cl A4
   11-10-42               4.88                650,000                  654,428
Banc of America Large Loan
  Series 2005-BOCA Cl A2
   12-15-16               3.94              1,000,000(d,m)           1,000,213
Bank of America Commercial Mtge
  Series 2005-4 Cl A5A
   07-10-45               4.93              1,050,000                1,042,617
Bank of America-First Union NB Commercial Mtge
  Series 2001-3 Cl A1
   04-11-37               4.89                597,251                  599,084
Bear Stearns Commercial Mtge Securities
  Series 2004-PWR5 Cl A3
   07-11-42               4.57                900,000                  885,364
Bear Stearns Commercial Mtge Securities
  Series 2004-T16 Cl A3
   02-13-46               4.03                600,000                  584,052
Bear Stearns Commercial Mtge Securities
  Series 2005-PWR8 Cl A1
   06-11-41               4.21              1,235,968                1,221,866
California State Teachers' Retirement System Trust
  Series 2002-C6 Cl A3
   11-20-14               4.46              2,227,138(d)             2,202,970
CDC Commercial Mtge Trust
  Series 2002-FX1 Cl A2
   11-15-30               5.68                900,000                  933,155
Citigroup Commercial Mtge Trust
  Series 2005-EMG Cl A1
   09-20-51               4.15              1,919,949(d)             1,894,303
Commercial Mtge Pass-Through Ctfs
  Series 2004-CNL Cl A1
   09-15-14               3.99              1,000,000(d,m)             999,730

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
18 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Commercial Mortgage-Backed(f) (cont.)
CS First Boston Mtge Securities
  Series 2002-CKS4 Cl A1
   11-15-36               4.49%            $1,021,780               $1,010,861
CS First Boston Mtge Securities
  Series 2004-C1 Cl A2
   01-15-37               3.52              1,000,000                  968,692
Federal Natl Mtge Assn #385683
   02-01-13               4.83                882,036                  881,378
Federal Natl Mtge Assn #385717
   11-01-12               4.84                665,347                  671,661
Federal Natl Mtge Assn #386599
   11-01-10               4.47                289,895                  286,210
GE Capital Commercial Mtge
  Series 2001-3 Cl A1
   06-10-38               5.56                732,605                  745,662
GE Capital Commercial Mtge
  Series 2004-C2 Cl A2
   03-10-40               4.12              1,100,000                1,073,919
GE Capital Commercial Mtge
  Series 2005-C3 Cl A1
   07-10-45               4.59                824,052                  821,172
GE Capital Commercial Mtge
  Series 2005-C3 Cl A2
   07-10-45               4.85                620,000                  620,846
GMAC Commercial Mtge Securities
  Series 2004-C3 Cl A4
   12-10-41               4.55                900,000                  881,191
GMAC Commercial Mtge Securities
  Series 2005-C1 Cl A1
   05-10-43               4.21                632,463                  624,499
Greenwich Capital Commercial Funding
  Series 2004-GG1 Cl A4
   06-10-36               4.76              2,300,000                2,288,279
Greenwich Capital Commercial Funding
  Series 2004-GG1 Cl A5
   06-10-36               4.88                400,000                  400,047
Greenwich Capital Commercial Funding
  Series 2005-GG3 Cl A1
   08-10-42               3.92                586,447                  578,131
Greenwich Capital Commercial Funding
  Series 2005-GG3 Cl A3
   08-10-42               4.57              1,200,000                1,177,262
GS Mtge Securities II
  Series 2004-GG2 Cl A4
   08-10-38               4.96                775,000                  776,415
GS Mtge Securities II
  Series 2005-GG4 Cl A1
   07-10-39               4.37              1,036,263                1,026,444

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Commercial Mortgage-Backed(f) (cont.)
JPMorgan Chase Commercial Mtge Securities
  Series 2002-CIB5 Cl A1
   10-12-37               4.37%              $701,377                 $693,272
JPMorgan Chase Commercial Mtge Securities
  Series 2003-CB6 Cl A1
   07-12-37               4.39              1,035,903                1,018,262
JPMorgan Chase Commercial Mtge Securities
  Series 2003-CB6 Cl A2
   07-12-37               5.26                800,000                  814,072
JPMorgan Chase Commercial Mtge Securities
  Series 2003-LN1 Cl A1
   10-15-37               4.13                634,053                  616,381
JPMorgan Chase Commercial Mtge Securities
  Series 2003-ML1A Cl A1
   03-12-39               3.97                548,907                  533,671
JPMorgan Chase Commercial Mtge Securities
  Series 2004-CBX Cl A3
   01-12-37               4.18                550,000                  536,713
JPMorgan Chase Commercial Mtge Securities
  Series 2004-CBX Cl A5
   01-12-37               4.65                750,000                  737,122
JPMorgan Chase Commercial Mtge Securities
  Series 2005-LDP2 Cl A1
   07-15-42               4.33              1,016,164                1,007,588
LB-UBS Commercial Mtge Trust
  Series 2002-C2 Cl A3
   06-15-26               5.39              1,035,000                1,058,104
LB-UBS Commercial Mtge Trust
  Series 2002-C4 Cl A4
   09-15-26               4.56              1,000,000                  984,848
LB-UBS Commercial Mtge Trust
  Series 2003-C8 Cl A2
   11-15-27               4.21              1,540,000                1,516,361
LB-UBS Commercial Mtge Trust
  Series 2003-C8 Cl A3
   11-15-27               4.83              1,340,000                1,339,531
LB-UBS Commercial Mtge Trust
  Series 2004-C2 Cl A3
   03-15-29               3.97                650,000                  619,203
LB-UBS Commercial Mtge Trust
  Series 2004-C4 Cl A3
   06-15-29               4.99                600,000                  608,623
LB-UBS Commercial Mtge Trust
  Series 2004-C6 Cl A2
   08-15-29               4.19                925,000                  908,378
LB-UBS Commercial Mtge Trust
  Series 2004-C6 Cl A4
   08-15-29               4.58                800,000                  788,358

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
19 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Commercial Mortgage-Backed(f) (cont.)
LB-UBS Commercial Mtge Trust
  Series 2004-C7 Cl A2
   10-15-29               3.99%            $1,000,000                 $971,950
LB-UBS Commercial Mtge Trust
  Series 2004-C8 Cl A2
   12-15-29               4.20              1,100,000                1,078,605
LB-UBS Commercial Mtge Trust
  Series 2005-C3 Cl A1
   07-15-30               4.39                674,833                  670,906
LB-UBS Commercial Mtge Trust
  Series 2005-C5 Cl A2
   09-15-40               4.89                825,000                  826,964
Merrill Lynch Mtge Trust
  Series 2005-MCP1 Cl A1
   06-12-43               4.22                869,327                  859,511
Morgan Stanley Capital I
  Series 2003-IQ4 Cl A1
   05-15-40               3.27              1,644,967                1,552,713
Morgan Stanley Capital I
  Series 2004-HQ4 Cl A5
   04-14-40               4.59                700,000                  689,010
Morgan Stanley Capital I
  Series 2004-IQ8 Cl A2
   06-15-40               3.96              1,289,138                1,268,167
Morgan Stanley, Dean Witter Capital I
  Series 2002-TOP7 Cl A2
   01-15-39               5.98              1,895,000                2,004,670
Prudential Commercial Mtge Trust
  Series 2003-PWR1 Cl A1
   02-11-36               3.67                821,129                  792,702
Wachovia Bank Commercial Mtge Trust
  Series 2005-C16 Cl A2
   10-15-41               4.38              1,200,000                1,179,490
Wachovia Bank Commercial Mtge Trust
  Series 2005-C16 Cl A3
   10-15-41               4.62              1,050,000                1,032,101
Total                                                               53,557,727

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (13.5%)
Adjustable Rate Mtge Trust
  Series 2004-2 Cl 6A1
   02-25-35               5.27%              $919,575(g)              $922,404
Banc of America Mtge Securities
  Series 2004-E Cl B1
   06-25-34               4.04                518,906(g)               505,897
Banc of America Mtge Securities
  Series 2004-F Cl B1
   07-25-34               4.14                890,088(g)               870,676
Bank of America Alternative Loan Trust
  Series 2003-11 Cl 1A1
   01-25-34               6.00              1,059,843                1,065,259
Bank of America Alternative Loan Trust
  Series 2003-11 Cl 4A1
   01-25-19               4.75                674,872                  666,411
Bear Stearns Adjustable Rate Mtge Trust
  Series 2004-10 Cl 13A1
   01-25-35               5.03              1,298,068(g)             1,285,883
Chaseflex Trust
  Series 2005-2 Cl 2A2
   06-25-35               6.50              1,828,281                1,873,418
Countrywide Alternative Loan Trust
  Series 2003-11T1 Cl A1
   07-25-18               4.75                739,042                  731,759
Countrywide Alternative Loan Trust
  Series 2005-54CB Cl 2A3
   10-25-35               5.50              1,020,000                1,030,195
Countrywide Alternative Loan Trust
  Series 2005-54CB Cl 3A7
   10-25-35               5.50              1,035,000                1,046,073
Countrywide Alternative Loan Trust
  Series 2005-6CB Cl 1A1
   04-25-35               7.50              1,073,665                1,113,114
Countrywide Home Loans
  Series 2004-12 Cl 1M
   08-25-34               4.62                599,050(g)               583,667
Countrywide Home Loans
  Series 2005-R2 Cl 2A1
   06-25-35               7.00              1,487,487(d)             1,548,552
CS First Boston Mtge Securities
  Series 2004-AR5 Cl CB1
   06-25-34               4.41                619,183(g)               603,963
CS First Boston Mtge Securities
  Series 2005-10
   11-25-35               6.50              1,600,000(e)             1,632,499

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
20 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (cont.)
Downey Savings & Loan Assn Mtge Loan Trust
  Collateralized Mtge Obligation
  Interest Only
  Series 2005-AR5 Cl X1
   08-19-45               0.00%           $14,411,306(g,k)            $215,044
Federal Home Loan Mtge Corp
  Collateralized Mtge Obligation
   01-15-18               6.50                690,164                  726,405
   02-15-27               5.00              1,600,000                1,600,016
   10-15-27               5.00              3,750,000                3,755,559
   06-15-28               5.00              2,325,000                2,331,757
   12-15-28               5.50              1,095,000                1,106,947
   02-15-33               5.50              1,395,741                1,430,525
Federal Home Loan Mtge Corp
  Collateralized Mtge Obligation
  Interest Only
   02-15-14               7.40                519,313(k)                30,375
   10-15-22              14.56              1,980,863(k)               119,516
Federal Home Loan Mtge Corp
  Trust Series Z
   11-15-23               6.50                 44,153(h)                47,158
Federal Home Loan Mtge Corp #300779
   07-01-08               6.75                 10,853                   11,050
Federal Home Loan Mtge Corp #C59161
   10-01-31               6.00              1,653,032                1,682,848
Federal Home Loan Mtge Corp #C65869
   04-01-32               6.00              1,104,279                1,124,197
Federal Home Loan Mtge Corp #C67723
   06-01-32               7.00              1,330,149                1,402,444
Federal Home Loan Mtge Corp #C79925
   06-01-33               5.50              2,329,191                2,331,622
Federal Home Loan Mtge Corp #E01419
   05-01-18               5.50                590,886                  599,682
Federal Home Loan Mtge Corp #E93097
   12-01-17               5.50              1,609,338                1,633,500
Federal Home Loan Mtge Corp #E98725
   08-01-18               5.00                899,209                  897,977
Federal Home Loan Mtge Corp #E99592
   10-01-18               5.00                454,443                  453,939
Federal Home Loan Mtge Corp #E99684
   10-01-18               5.00              1,769,744                1,767,530
Federal Home Loan Mtge Corp #G01441
   07-01-32               7.00              1,947,798                2,035,328
Federal Home Loan Mtge Corp #G01535
   04-01-33               6.00              4,348,277                4,459,405
Federal Home Loan Mtge Corp #G11302
   07-01-17               7.00              2,039,374                2,129,413

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (cont.)
Federal Natl Mtge Assn
   10-01-20               5.50%            $1,500,000(e)            $1,521,563
   10-01-20               6.00              4,000,000(e)             4,112,500
Federal Natl Mtge Assn
  Collateralized Mtge Obligation
   12-25-26               8.00                678,927                  714,455
Federal Natl Mtge Assn
  Collateralized Mtge Obligation
  Interest Only
   12-25-12              13.29                419,839(k)                18,399
   12-25-22               8.27                545,513(k)                76,965
   12-25-31               1.19                722,672(k)               135,917
Federal Natl Mtge Assn #190988
   06-01-24               9.00                361,771                  390,500
Federal Natl Mtge Assn #250322
   08-01-25               7.50                617,034                  654,770
Federal Natl Mtge Assn #254236
   03-01-17               6.50              1,096,861                1,134,629
Federal Natl Mtge Assn #254383
   06-01-32               7.50                446,937                  472,984
Federal Natl Mtge Assn #254916
   09-01-23               5.50              1,668,128                1,678,903
Federal Natl Mtge Assn #545008
   06-01-31               7.00              1,508,932                1,593,606
Federal Natl Mtge Assn #545869
   07-01-32               6.50                294,002                  304,077
Federal Natl Mtge Assn #555375
   04-01-33               6.00              3,076,675                3,146,868
Federal Natl Mtge Assn #555376
   04-01-18               4.50              1,963,804                1,926,427
Federal Natl Mtge Assn #555458
   05-01-33               5.50              1,452,581                1,456,227
Federal Natl Mtge Assn #555734
   07-01-23               5.00              1,150,476                1,136,348
Federal Natl Mtge Assn #631027
   03-01-32               7.50                323,963                  342,864
Federal Natl Mtge Assn #653730
   09-01-32               6.50              1,438,414                1,487,232
Federal Natl Mtge Assn #654686
   11-01-32               6.00              1,830,829                1,868,262
Federal Natl Mtge Assn #662061
   09-01-32               6.50                702,308                  723,634
Federal Natl Mtge Assn #667604
   10-01-32               5.50              2,696,659                2,698,102
Federal Natl Mtge Assn #670387
   08-01-32               7.00                206,776                  216,441
Federal Natl Mtge Assn #674764
   01-01-33               6.00              2,646,874                2,698,400

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
21 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (cont.)
Federal Natl Mtge Assn #678028
   09-01-17               6.00%            $2,869,853               $2,952,511
Federal Natl Mtge Assn #678946
   02-01-18               5.50              1,248,199                1,268,994
Federal Natl Mtge Assn #679208
   04-01-18               5.50                717,151                  729,254
Federal Natl Mtge Assn #688002
   03-01-33               5.50              1,475,659                1,480,254
Federal Natl Mtge Assn #688691
   03-01-33               5.50                727,825                  728,162
Federal Natl Mtge Assn #689093
   07-01-28               5.50                847,514                  849,222
Federal Natl Mtge Assn #695034
   02-01-33               6.50                771,309                  794,730
Federal Natl Mtge Assn #695220
   04-01-33               5.50              1,834,424                1,835,275
Federal Natl Mtge Assn #696681
   04-01-18               5.50                743,775                  758,077
Federal Natl Mtge Assn #696687
   03-01-18               5.50                640,410                  652,702
Federal Natl Mtge Assn #701937
   04-01-33               6.00                982,166                  998,742
Federal Natl Mtge Assn #705096
   06-01-18               5.00              2,721,611                2,718,638
Federal Natl Mtge Assn #712057
   07-01-18               4.50                525,154                  515,159
Federal Natl Mtge Assn #720006
   07-01-33               5.50              1,291,632                1,292,231
Federal Natl Mtge Assn #720070
   07-01-23               5.50              2,023,550                2,036,620
Federal Natl Mtge Assn #720378
   06-01-18               4.50                876,298                  859,619
Federal Natl Mtge Assn #725232
   03-01-34               5.00              3,804,024                3,732,705
Federal Natl Mtge Assn #725684
   05-01-18               6.00              2,067,057                2,127,050
Federal Natl Mtge Assn #731019
   07-01-33               5.50              1,154,776                1,159,354
Federal Natl Mtge Assn #732094
   08-01-18               5.50              1,438,279                1,461,242
Federal Natl Mtge Assn #735160
   12-01-34               4.37                985,160(g)               980,155
Federal Natl Mtge Assn #747008
   01-01-19               5.00              1,726,122                1,728,111
Federal Natl Mtge Assn #747339
   10-01-23               5.50              1,568,143                1,574,149
Federal Natl Mtge Assn #747584
   11-01-28               5.50              1,505,030                1,508,063

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (cont.)
Federal Natl Mtge Assn #753085
   12-01-33               6.50%            $1,483,325               $1,542,984
Federal Natl Mtge Assn #759342
   01-01-34               6.50              1,954,067                2,025,051
Federal Natl Mtge Assn #765761
   02-01-19               5.00              2,025,385                2,021,450
Federal Natl Mtge Assn #768117
   08-01-34               5.44                558,545(g)               563,395
Federal Natl Mtge Assn #776962
   04-01-29               5.00              2,061,505                2,018,434
Federal Natl Mtge Assn #790759
   09-01-34               4.82              2,874,955(g)             2,867,198
Federal Natl Mtge Assn #804442
   12-01-34               6.50              1,569,226                1,615,242
Federal Natl Mtge Assn #811925
   04-01-35               4.92              1,089,922(g)             1,094,233
Federal Natl Mtge Assn #821378
   05-01-35               5.04              1,046,724(e,g)           1,053,904
Federal Natl Mtge Assn #837258
   09-01-35               4.92                599,314(g)               598,158
First Horizon Alternative Mtge Securities
  Series 2004-AA4 Cl A1
   10-25-34               5.41                866,059(m)               875,802
First Horizon Alternative Mtge Securities
  Series 2005-AA2 Cl 2A1
   04-25-35               5.43              1,076,682(m)             1,087,331
First Horizon Alternative Mtge Securities
  Series 2005-AA3 Cl 3A1
   05-25-35               5.41              1,111,660(m)             1,117,207
Govt Natl Mtge Assn
   10-01-35               5.00              2,600,000(e)             2,572,375
Govt Natl Mtge Assn
  Collateralized Mtge Obligation
  Interest Only
  Series 2002-70 Cl IC
   08-20-32               0.00              1,320,605(k)               203,326
Govt Natl Mtge Assn
  Collateralized Mtge Obligation
  Interest Only
  Series 2002-80 Cl CI
   01-20-32               0.00                270,966(k)                33,133
Govt Natl Mtge Assn #604708
   10-15-33               5.50              1,407,901                1,422,175
Harborview Mtge Loan Trust
  Series 2004-3 Cl B1
   05-19-34               4.39                777,111(g)               759,088

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
22 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (cont.)
IndyMac Index Mtge Loan Trust
  Collateralized Mtge Obligation
  Interest Only
  Series 2005-AR8 Cl AX1
   04-25-35               4.50%           $33,152,830(g,k)            $398,870
IndyMac Index Mtge Loan Trust
  Series 2005-AR3 Cl 3A1
   04-25-35               5.34                644,746(g)               645,004
Master Adjustable Rate Mtge Trust
  Series 2004-5 Cl B1
   07-25-34               4.40                764,865(g)               749,377
Master Alternative Loans Trust
  Series 2004-2 Cl 4A1
   02-25-19               5.00              1,177,898                1,177,529
Master Alternative Loans Trust
  Series 2004-4 Cl 2A1
   05-25-34               6.00              1,530,205                1,549,501
Master Alternative Loans Trust
  Series 2004-7 Cl 8A1
   08-25-19               5.00              2,484,602                2,465,793
Master Alternative Loans Trust
  Series 2004-8 Cl 7A1
   09-25-19               5.00              1,182,065                1,172,915
Structured Adjustable Rate Mtge Loan Trust
  Series 2004-3AC Cl B1
   03-25-34               4.93                992,895(g)               982,212
Structured Adjustable Rate Mtge Loan Trust
  Series 2004-5 Cl B1
   05-25-34               4.61                697,537(g)               692,814
Structured Asset Securities
  Series 2003-33H Cl 1A1
   10-25-33               5.50              2,469,717                2,447,219
Washington Mutual
  Series 2003-AR10 Cl A7
   10-25-33               4.07              1,225,000(g)             1,213,968
Washington Mutual
  Series 2004-CB2 Cl 6A
   07-25-19               4.50              1,523,002                1,472,971
Washington Mutual
  Series 2004-CB4 Cl 22A
   12-25-19               6.00              2,769,349                2,824,082
Washington Mutual
  Series 2005-AR11 Cl A1B1
   08-25-45               4.12              2,296,395(g)             2,296,395
Wells Fargo Mtge Backed Securities Trust
  Series 2005-10 Cl A1
   10-25-35               5.00              2,100,000                2,046,188

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Mortgage-Backed(f,l) (cont.)
Wells Fargo Mtge Backed Securities Trust
  Series 2005-5 Cl 2A1
   05-25-35               5.50%            $1,924,795               $1,913,367
Wells Fargo Mtge Backed Securities Trust
  Series 2005-AR1 Cl 1A1
   02-25-35               4.56              5,009,093(g)             4,954,745
Wells Fargo Mtge Backed Securities Trust
  Series 2005-AR16 Cl 6A3
   10-25-35               5.00              1,200,000(g)             1,194,375
Total                                                              166,290,910

Aerospace & Defense (--%)
L-3 Communications
   06-15-12               7.63                250,000                  263,750
   07-15-13               6.13                 80,000                   79,600
Moog
  Sr Sub Nts
   01-15-15               6.25                 25,000                   25,125
   01-15-15               6.25                 85,000(d)                85,425
Total                                                                  453,900

Automotive (--%)
DaimlerChrysler NA Holding
   11-15-13               6.50                375,000                  396,533

Banking (1.2%)
Banknorth Group
  Sr Nts
   05-01-08               3.75                940,000                  921,651
Citigroup
   08-03-10               4.63              2,230,000                2,215,902
HSBC Bank USA
  Sub Nts
   08-15-35               5.63              1,000,000                  984,994
JPMorgan Chase
  Sub Nts
   10-01-15               5.15              2,060,000(e)             2,046,404
KFW Intl Finance
   10-17-05               2.50              3,225,000(c)             3,223,152
Washington Mutual
   09-15-17               5.25              1,910,000                1,881,726
Wells Fargo Bank NA
  Sub Nts
   02-01-11               6.45              3,855,000                4,148,705
Total                                                               15,422,534

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
23 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Building Materials (--%)
Norcraft Companies LP/Finance
  Sr Sub Nts
   11-01-11               9.00%              $105,000                 $108,675

Chemicals (0.1%)
Airgas
   10-01-11               9.13                150,000                  161,250
Compass Minerals Group
   08-15-11              10.00                160,000                  173,600
Georgia Gulf
  Sr Nts
   12-15-13               7.13                270,000                  275,400
MacDermid
   07-15-11               9.13                105,000                  112,350
Total                                                                  722,600

Diversified Manufacturing (0.2%)
Tyco Intl Group
   02-15-11               6.75              2,750,000(c)             2,970,294

Electric (1.1%)
CMS Energy
  Sr Nts
   01-15-09               7.50                230,000                  240,925
Consumers Energy
  1st Mtge
   09-15-35               5.80                450,000                  442,512
Dayton Power & Light
  1st Mtge
   10-01-13               5.13                605,000                  608,818
Detroit Edison
  1st Mtge
   10-01-37               5.70                980,000(e)               976,709
Dominion Resources
   06-15-35               5.95                750,000                  732,665
DPL
  Sr Nts
   09-01-11               6.88                504,000                  543,060
Exelon
   06-15-15               4.90              1,800,000                1,704,253
IPALCO Enterprises
  Secured
   11-14-08               8.38                500,000                  530,000
   11-14-11               8.63                135,000                  149,850
NorthWestern Energy
  Secured
   11-01-14               5.88                110,000                  111,126

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Electric (cont.)
Ohio Edison
   06-15-09               5.65%              $730,000(d)              $743,111
Ohio Edison
  Sr Nts
   05-01-15               5.45                220,000                  221,982
Ohio Power
  Sr Nts Series H
   01-15-14               4.85              1,305,000                1,287,604
Pacific Gas & Electric
   03-01-34               6.05              1,325,000                1,380,292
Pacificorp
  1st Mtge
   06-15-35               5.25                510,000                  487,885
Potomac Edison
  1st Mtge
   11-15-14               5.35                725,000(d)               734,454
Southern California Edison
  1st Mtge
   07-15-35               5.35                555,000                  538,947
Utilicorp Canada Finance
   06-15-11               7.75                345,000(c)               363,113
Westar Energy
  1st Mtge
   07-01-14               6.00              1,680,000                1,788,073
Total                                                               13,585,379

Entertainment (0.1%)
Time Warner
   05-15-29               6.63                750,000                  784,506

Food and Beverage (0.2%)
Burns Philp Capital Property
  Sr Sub Nts
   02-15-11              10.75                150,000(c)               168,000
Cott Beverages
   12-15-11               8.00                170,000                  174,250
Kraft Foods
   06-01-12               6.25                945,000                1,009,077
Kraft Foods
  Sr Unsecured
   11-01-11               5.63              1,385,000                1,427,921
Total                                                                2,779,248

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
24 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Gaming (0.2%)
Boyd Gaming
  Sr Sub Nts
   12-15-12               7.75%               $65,000                  $68,331
   04-15-14               6.75                 85,000                   85,319
Caesars Entertainment
  Sr Nts
   04-15-13               7.00                460,000                  498,901
Harrah's Entertainment
   06-01-15               5.63                655,000(d)               647,507
MGM MIRAGE
   10-01-09               6.00                150,000                  148,125
MGM MIRAGE
  Sr Nts
   02-27-14               5.88                 70,000                   66,500
MGM MIRAGE
 Sr Unsecured
   07-15-15               6.63                390,000(d)               385,613
Mohegan Tribal Gaming Authority
  Sr Nts
   02-15-13               6.13                 85,000                   84,575
Mohegan Tribal Gaming Authority
  Sr Sub Nts
   04-01-12               8.00                105,000                  110,775
Station Casinos
  Sr Nts
   04-01-12               6.00                180,000                  179,775
Station Casinos
  Sr Sub Nts
   03-01-16               6.88                275,000(d)               278,781
Total                                                                2,554,202

Gas Pipelines (0.1%)
ANR Pipeline
   03-15-10               8.88                170,000                  183,755
Colorado Interstate Gas
  Sr Nts
   03-15-15               5.95                 80,000(d)                77,900
El Paso Natural Gas
  Sr Nts Series A
   08-01-10               7.63                135,000                  140,369
Pacific Energy Partners LP/Finance
  Sr Nts
   09-15-15               6.25                115,000(d)               115,288
Southern Natural Gas
  03-15-10                8.88                175,000                  189,159

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Gas Pipelines (cont.)
Southern Star Central
  Secured
   08-01-10               8.50%              $100,000                 $107,250
Transcontinental Gas Pipe Line
  Series B
   08-15-11               7.00                385,000                  409,062
Total                                                                1,222,783

Health Care (0.3%)
Cardinal Health
   06-15-15               4.00              2,880,000                2,598,831
HCA
  Sr Nts
   03-15-14               5.75                180,000                  171,571
HCA
  Sr Unsecured
   01-15-15               6.38                160,000                  158,296
Triad Hospitals
  Sr Nts
   05-15-12               7.00                175,000                  179,813
Total                                                                3,108,511

Home Construction (0.1%)
DR Horton
   12-01-07               7.50                100,000                  104,654
   01-15-09               5.00                270,000                  266,423
DR Horton
  Sr Nts
   02-15-15               5.25                785,000                  734,795
Total                                                                1,105,872

Independent Energy (0.1%)
Chesapeake Energy
   01-15-15               7.75                230,000                  244,950
Chesapeake Energy
  Sr Nts
   06-15-14               7.50                  3,000                    3,203
Chesapeake Energy
  Sr Unsecured
   08-15-17               6.50                340,000(d)               345,950
Encore Acquisition
  Sr Sub Nts
   04-15-14               6.25                265,000                  263,675

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
25 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Independent Energy (cont.)
Newfield Exploration
  Sr Sub Nts
   08-15-12               8.38%              $520,000                 $561,599
Plains Exploration & Production
  Sr Nts
   06-15-14               7.13                125,000                  131,563
Total                                                                1,550,940

Life Insurance (0.4%)
ASIF Global Financing XIX
  Secured
   01-17-13               4.90                580,000(d)               577,222
ING Security Life Institutional Funding
   01-15-10               4.25              1,295,000(d)             1,267,729
ING USA Global Funding
   10-01-10               4.50                780,000                  769,380
Pricoa Global Funding I
   06-25-12               4.63              2,915,000(d)             2,858,009
Total                                                                5,472,340

Lodging (--%)
Hilton Hotels
   12-01-12               7.63                290,000                  325,873
ITT
   11-15-15               7.38                115,000                  124,775
Total                                                                  450,648

Media Cable (0.3%)
Comcast
   03-15-11               5.50              3,230,000                3,292,080
DIRECTV Holdings LLC/Finance
  Sr Nts
   03-15-13               8.38                 75,000                   82,125
Videotron Ltee
   01-15-14               6.88                 75,000(c)                76,969
   12-15-15               6.38                 60,000(c,d)              59,550
Total                                                                3,510,724

Media Non Cable (0.2%)
Corus Entertainment
  Sr Sub Nts
   03-01-12               8.75                 75,000(c)                80,344
Dex Media East LLC/Finance
   11-15-09               9.88                100,000                  108,750
Dex Media West LLC/Finance
  Sr Nts Series B
   08-15-10               8.50                 70,000                   74,025

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Media Non Cable (cont.)
Gray Television
   12-15-11               9.25%              $200,000                 $216,500
Lamar Media
   01-01-13               7.25                110,000                  114,950
LIN TV
  Sr Sub Nts
   05-15-13               6.50                 10,000(d)                 9,475
News America
   12-15-34               6.20              1,695,000                1,697,559
Quebecor Media
  Sr Nts
   07-15-11              11.13                 35,000(c)                38,238
Radio One
  Series B
   07-01-11               8.88                300,000                  318,750
Sun Media
   02-15-13               7.63                140,000(c)               146,475
Susquehanna Media
  Sr Sub Nts
   04-15-13               7.38                200,000                  208,750
Total                                                                3,013,816

Metals (--%)
Peabody Energy
  Series B
   03-15-13               6.88                300,000                  313,500

Non Captive Consumer (0.1%)
Residential Capital
   06-30-10               6.38              1,715,000(d)             1,734,928

Oil Field Services (--%)
Key Energy Services
  Series C
   03-01-08               8.38                160,000                  165,000
Offshore Logistics
   06-15-13               6.13                 35,000                   34,475
Pride Intl
  Sr Nts
   07-15-14               7.38                 85,000                   92,331
Total                                                                  291,806

Other Financial Institutions (0.3%)
HSBC Finance
   06-30-15               5.00              2,825,000                2,778,351
Willis Group North America
   07-15-15               5.63                610,000                  606,076
Total                                                                3,384,427

See accompanying notes to investments in securities.

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26 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Packaging (--%)
Owens-Illinois Glass Container
   05-15-11               7.75%              $200,000                 $208,000
Silgan Holdings
  Sr Sub Nts
   11-15-13               6.75                 90,000                   90,225
Total                                                                  298,225

Pharmaceuticals (0.1%)
AmerisourceBergen
   09-15-15               5.88                220,000(d)               217,250
Merck & Co
   02-15-13               4.38                700,000                  667,159
   03-01-15               4.75                255,000                  245,605
Total                                                                1,130,014

Property & Casualty (0.1%)
Allstate
  Sr Nts
   05-09-35               5.55                690,000                  665,870
Marsh & McLennan Companies
  Sr Unsecured
   09-15-15               5.75                495,000                  490,263
Total                                                                1,156,133

Railroads (0.1%)
Union Pacific
   04-15-12               6.50                140,000                  151,060
   05-01-14               5.38              1,550,000                1,581,572
Total                                                                1,732,632

Retailers (0.2%)
CVS
   09-15-14               4.88                965,000                  944,788
Wal-Mart Stores
   09-01-35               5.25                990,000                  958,058
Total                                                                1,902,846

Supermarkets (--%)
Kroger
   02-01-13               5.50                370,000                  369,793
   01-15-15               4.95                245,000                  233,748
Total                                                                  603,541

Transportation Services (0.1%)
ERAC USA Finance
   05-01-15               5.60                880,000(d)               889,108

Bonds (continued)
Issuer                  Coupon                Principal               Value(a)
                         rate                  amount

Wireless (0.2%)
Nextel Communications
  Sr Nts Series E
   10-31-13               6.88%              $335,000                 $355,587
Nextel Communications
  Sr Nts Series F
   03-15-14               5.95              1,005,000                1,028,785
US Cellular
  Sr Nts
   12-15-33               6.70              1,060,000                1,080,332
Total                                                                2,464,704

Wirelines (1.7%)
BellSouth
  Sr Unsecured
   11-15-34               6.00                500,000                  502,090
Qwest
   03-15-12               8.88                185,000                  202,113
Qwest
  Sr Nts
   06-15-15               7.63                115,000(d)               117,444
Sprint Capital
   01-30-11               7.63              3,850,000                4,308,169
   11-15-28               6.88                135,000                  149,131
Telecom Italia Capital
   10-01-15               5.25              4,545,000(c)             4,466,053
TELUS
   06-01-11               8.00              3,650,000(c)             4,175,757
Verizon Pennsylvania
  Series A
   11-15-11               5.65              7,325,000                7,492,157
Total                                                               21,412,914

Total Bonds
(Cost: $444,139,649)                                              $441,397,574

Short-Term Security (0.7%)(o)
Issuer                 Effective               Amount                 Value(a)
                         yield               payable at
                                              maturity

Commercial Paper
HSBC Finance
   10-03-05               3.89%            $9,200,000               $9,197,018

Total Short-Term Security
(Cost: $9,198,012)                                                  $9,197,018

Total Investments in Securities
(Cost: $1,105,441,686)(q)                                       $1,215,345,365

See accompanying notes to investments in securities.

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27 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Notes to Investments in Securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)   Non-income producing.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Sept. 30, 2005, the value of foreign securities represented 6.6% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Sept. 30, 2005, the value of these securities amounted to $23,850,457 or 1.9% of net assets.

(e) At Sept. 30, 2005, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $13,989,094.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Sept. 30, 2005.

(h) This security is a collateralized mortgage obligation that pays no interest or principal during its initial accrual period until previous series within the trust have been paid off. Interest is accrued at an effective yield similar to a zero coupon bond.

(i) The following abbreviations are used in the portfolio security descriptions to identify the insurer of the issue:

      AMBAC    --     Ambac Assurance Corporation
      FGIC     --     Financial Guaranty Insurance Company
      FSA      --     Financial Security Assurance
      MBIA     --     MBIA Insurance Corporation

(j) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 4 to the financial statements):

      Type of security                                         Notional amount
      Sale contracts

      U.S. Treasury Note, Dec. 2005, 5-year                        $20,800,000
      U.S. Treasury Note, Dec. 2005, 10-year                        25,000,000

(k) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Sept. 30, 2005.

--------------------------------------------------------------------------------
28 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

(l) Comparable securities are held to satisfy future delivery requirements of the following open forward sale commitments at Sept. 30, 2005:

      Security                Principal    Settlement     Proceeds      Value
                               amount         date       receivable
      Federal Natl Mtge Assn
         10-01-20 5.00%      $1,925,000     10-18-05    $1,932,219   $1,919,587
         10-01-35 5.00        2,300,000     10-13-05     2,272,328    2,251,125
         10-01-35 5.50       11,600,000     10-13-05    11,677,938   11,592,750
         10-01-35 6.00        1,700,000     10-13-05     1,736,656    1,728,155
         10-01-35 6.50        4,950,000     10-13-05     5,107,781    5,093,857

(m) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Sept. 30, 2005.

(n) At Sept. 30, 2005, security was partially or fully on loan. See Note 5 to the financial statements.

(o) Cash collateral received from security lending activity is invested in short-term securities and represents 0.4% of net assets. See Note 5 to the financial statements. 0.3% of net assets is the Portfolio's cash equivalent position.

(p) U.S. Treasury inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(q) At Sept. 30, 2005, the cost of securities for federal income tax purposes was $1,114,603,702 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation                                     $128,982,426
      Unrealized depreciation                                      (28,240,763)
                                                                   -----------
      Net unrealized appreciation                                 $100,741,663
                                                                  ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.riversource.com/investments.

--------------------------------------------------------------------------------
29 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
Balanced Portfolio

Sept. 30, 2005
Assets
Investments in securities, at value (Note 1)*
   (identified cost $1,105,441,686)                                                                          $1,215,345,365
Dividends and accrued interest receivable                                                                         4,362,168
Receivable for investment securities sold                                                                        70,483,998
                                                                                                                 ----------
Total assets                                                                                                  1,290,191,531
                                                                                                              -------------
Liabilities
Disbursements in excess of cash on demand deposit                                                                   171,941
Payable for investment securities purchased                                                                      23,094,708
Unrealized depreciation on swap transactions, at value (Note 6)                                                     129,728
Payable upon return of securities loaned (Note 5)                                                                 5,130,000
Accrued investment management services fee                                                                           17,849
Other accrued expenses                                                                                               80,855
Forward sale commitments, at value (proceeds receivable $22,726,922) (Note 1)                                    22,585,474
                                                                                                                 ----------
Total liabilities                                                                                                51,210,555
                                                                                                                 ----------
Net assets                                                                                                   $1,238,980,976
                                                                                                             ==============
* Including securities on loan, at value (Note 5)                                                            $    4,995,700
                                                                                                             --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
30 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Statement of operations
Balanced Portfolio

Year ended Sept. 30, 2005
Investment income
Income:
Dividends                                                                                                      $ 19,910,993
Interest                                                                                                         22,217,505
Fee income from securities lending (Note 5)                                                                         108,092
   Less foreign taxes withheld                                                                                     (166,163)
                                                                                                                   --------
Total income                                                                                                     42,070,427
                                                                                                                 ----------
Expenses (Note 2):
Investment management services fee                                                                                7,169,932
Compensation of board members                                                                                        14,293
Custodian fees                                                                                                      185,020
Audit fees                                                                                                           35,250
Other                                                                                                                51,975
                                                                                                                     ------
Total expenses                                                                                                    7,456,470
   Earnings credits on cash balances (Note 2)                                                                        (3,130)
                                                                                                                     ------
Total net expenses                                                                                                7,453,340
                                                                                                                  ---------
Investment income (loss) -- net                                                                                  34,617,087
                                                                                                                 ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                                                71,134,160
   Foreign currency transactions                                                                                    (37,303)
   Futures contracts                                                                                               (472,062)
   Swap transactions                                                                                                 70,749
                                                                                                                     ------
Net realized gain (loss) on investments                                                                          70,695,544
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                            16,091,012
                                                                                                                 ----------
Net gain (loss) on investments and foreign currencies                                                            86,786,556
                                                                                                                 ----------
Net increase (decrease) in net assets resulting from operations                                                $121,403,643
                                                                                                               ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
31 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Statements of changes in net assets
Balanced Portfolio

Year ended Sept. 30,                                                                       2005                      2004
Operations
Investment income (loss) -- net                                                    $   34,617,087            $   37,652,146
Net realized gain (loss) on investments                                                70,695,544                57,700,985
Net change in unrealized appreciation (depreciation) on investments
     and on translation of assets and liabilities in foreign currencies                16,091,012                78,713,724
                                                                                       ----------                ----------
Net increase (decrease) in net assets resulting from operations                       121,403,643               174,066,855
                                                                                      -----------               -----------
Proceeds from contributions                                                            18,257,150                10,203,530
Fair value of withdrawals                                                            (275,438,271)             (370,386,532)
                                                                                     ------------              ------------
Net contributions (withdrawals) from partners                                        (257,181,121)             (360,183,002)
                                                                                     ------------              ------------
Total increase (decrease) in net assets                                              (135,777,478)             (186,116,147)
Net assets at beginning of year                                                     1,374,758,454             1,560,874,601
                                                                                    -------------             -------------
Net assets at end of year                                                          $1,238,980,976            $1,374,758,454
                                                                                   ==============            ==============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
32 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

Balanced Portfolio

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Balanced Portfolio (the Portfolio) is a series of Growth and Income Trust (the Trust) and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. Balanced Portfolio invests primarily in a combination of common and preferred stocks, bonds and other debt securities. The Declaration of Trust permits the Trustees to issue non-transferable interests in the Portfolio.

The Portfolio's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Trustees of the portfolios, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Securities purchased on a forward-commitment basis

Delivery and payment for securities that have been purchased by the Portfolio on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Portfolio's net assets the same as owned securities. The Portfolio designates cash or liquid securities at least equal to the amount of its forward-commitments. At Sept. 30, 2005, the Portfolio has entered into outstanding when-issued securities of $12,934,956 and other forward-commitments of $1,054,138.

--------------------------------------------------------------------------------
33 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

The Portfolio also enters into transactions to sell purchase commitments to third parties at current market values and concurrently acquires other purchase commitments for similar securities at later dates. As an inducement for the Portfolio to "roll over" its purchase commitments, the Portfolio receives negotiated amounts in the form of reductions of the purchase price of the commitment.

Option transactions

To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Portfolio may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Portfolio also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Portfolio gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Portfolio may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Portfolio pays a premium whether or not the option is exercised. The Portfolio also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Portfolio will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Portfolio may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Portfolio also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Portfolio each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires.

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign

--------------------------------------------------------------------------------
34 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Portfolio may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Portfolio and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Portfolio is subject to the credit risk that the other party will not complete its contract obligations.

Forward sale commitments

The Portfolio may enter into forward sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of forward sale commitments are not received until the contractual settlement date. During the time a forward sale commitment is outstanding, equivalent deliverable securities, or an offsetting forward purchase commitment deliverable on or before the sale commitment date, are used to satisfy the commitment.

Unsettled forward sale commitments are valued at the current market value of the underlying securities, generally according to the procedures described under "Valuation of securities" above. The forward sale commitment is "marked-to-market" daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. If the forward sale commitment is closed through the acquisition of an offsetting purchase commitment, the Portfolio realizes a gain or loss. If the Portfolio delivers securities under the commitment, the Portfolio realizes a gain or a loss from the sale of the securities based upon the market price established at the date the commitment was entered into. Forward sale commitments outstanding at period end are listed in the "Notes to investments in securities."

Total return swap transactions

The Portfolio may enter into swap agreements to earn the total return on a specified security or index of fixed income securities. Under the terms of the swaps, the Portfolio either receives or pays the total return on a reference security or index applied to a notional principal amount. In return, the Portfolio agrees to pay or receive from the counterparty a floating rate, which is reset periodically based on short-term interest rates, applied to the same notional amount.

The notional amounts of swap contracts are not recorded in the financial statements. Swaps are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Total return swaps are subject to the risk that the counterparty will default on its obligation to pay net amounts due to the Portfolio.

Guarantees and indemnifications

Under the Portfolio's organizational documents, its officers and trustees are indemnified against certain liabilities arising out of the performance of their duties to the Portfolio. In addition, certain of the Portfolio's contracts with its service providers contain general indemnification clauses. The Portfolio's maximum exposure under these arrangements is

--------------------------------------------------------------------------------
35 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT unknown since the amount of any future claims that may be made against the Portfolio cannot be determined and the Portfolio has no historical basis for predicting the likelihood of any such claims.

Federal taxes

For federal income tax purposes the Portfolio qualifies as a partnership and each investor in the Portfolio is treated as the owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. As a "pass-through" entity, the Portfolio therefore does not pay any income dividends or capital gain distributions.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. FEES AND EXPENSES

The Trust, on behalf of the Portfolio, has an Investment Management Services Agreement with RiverSource Investments, LLC (the Investment Manager) to manage its portfolio. Prior to Oct. 1, 2005, investment management services were provided by Ameriprise Financial. Under this agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Portfolio's average daily net assets that declines from 0.53% to 0.43% annually as the Portfolio's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of RiverSource Balanced Fund to the Lipper Balanced Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.08% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $188,433 for the year ended Sept. 30, 2005.

Under the agreement, the Trust also pays taxes, brokerage commissions and nonadvisory expenses, which include custodian fees, audit and certain legal fees, fidelity bond premiums, registration fees for units, office expenses, consultants' fees, compensation of trustees, corporate filing fees, expenses incurred in connection with lending securities of the Portfolio, and any other expenses properly payable by the Trust or Portfolio and approved by the Board.

Under a Deferred Compensation Plan (the Plan), non-interested trustees may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the underlying Fund or other RiverSource funds. The Portfolio's liability for these amounts is adjusted for market value changes and remains in the Portfolio until distributed in accordance with the Plan.

During the year ended Sept. 30, 2005, the Portfolio's custodian fees were reduced by $3,130 as a result of earnings credits from overnight cash balances. The Portfolio also pays custodian fees to Ameriprise Trust Company (formerly American Express Trust Company), an affiliate of Ameriprise Financial.

According to a Placement Agency Agreement, Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) acts as placement agent of the Trust's units.

--------------------------------------------------------------------------------
36 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $1,677,243,661 and $1,887,423,783, respectively, for the year ended Sept. 30, 2005. Realized gains and losses are determined on an identified cost basis.

4. INTEREST RATE FUTURES CONTRACTS

At Sept. 30, 2005, investments in securities included securities valued at $926,200 that were pledged as collateral to cover initial margin deposits on 458 open sale contracts. The notional market value of the open sale contracts at Sept. 30, 2005 was $49,707,221 with a net unrealized gain of $609,235. See "Summary of significant accounting policies" and "Notes to investments in securities."

5. LENDING OF PORTFOLIO SECURITIES

At Sept. 30, 2005, securities valued at $4,995,700 were on loan to brokers. For collateral, the Portfolio received $5,130,000 in cash. Cash collateral received is invested in short-term securities, which are included in the short-term section of the "Investments in securities." Income from securities lending amounted to $108,092 for the year ended Sept. 30, 2005. The risks to the Portfolio of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. SWAP CONTRACTS

At Sept. 30, 2005, the Portfolio had the following open total return swap contracts:

                                                                                               Unrealized
                                                             Termination       Notional       appreciation
                                                                date           principal     (depreciation)

Receive total return on Lehman Brothers AAA 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.20%.
Counterparty: Citigroup                                      10/01/05          1,200,000       $ (32,884)

Receive total return on Lehman Brothers Aaa 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.40%.
Counterparty: Citigroup                                      10/01/05          1,700,000         (46,302)

Receive total return on Lehman Brothers Aaa 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.30%.
Counterparty: Citigroup                                      11/01/05          1,850,000         (50,542)
                                                             --------          ---------         -------
Total                                                                                          $(129,728)
                                                                                               ---------

--------------------------------------------------------------------------------
37 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

7. FINANCIAL HIGHLIGHTS

The table below shows certain important financial information for evaluating the Portfolio's results.

Ratios/supplemental data
Fiscal period ended Sept. 30,                                             2005      2004       2003       2002        2001
Ratio of expenses to average daily net assets(a)                          .56%      .53%       .49%       .44%        .42%
Ratio of net investment income (loss) to average daily net assets        2.60%     2.49%      2.55%      2.68%       2.41%
Portfolio turnover rate (excluding short-term securities)                 130%      131%       130%       267%        226%
Total return(b)                                                          9.38%    11.93%     17.37%    (12.63%)    (26.67%)

(a) Expense ratio is based on total expenses of the Portfolio before reduction of earnings credits on cash balances. The ratio does not include feeder fund expenses.

(b) Total return is based on a calculated Portfolio net asset value and does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
38 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD OF TRUSTEES AND UNITHOLDERS

GROWTH AND INCOME TRUST

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of Balanced Portfolio (a series of Growth and Income Trust) as of September 30, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended September 30, 2005, and the financial highlights for each of the years in the five-year period ended September 30, 2005. These financial statements and the financial highlights are the responsibility of portfolio management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Balanced Portfolio as of September 30, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

November 21, 2005

--------------------------------------------------------------------------------
39 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
RiverSource Balanced Fund

Sept. 30, 2005
Assets
Investment in Portfolio (Note 1)                                                                             $1,238,890,635
Capital shares receivable                                                                                            20,571
                                                                                                                     ------
Total assets                                                                                                  1,238,911,206
                                                                                                              -------------
Liabilities
Capital shares payable                                                                                               26,273
Accrued distribution fee                                                                                            480,287
Accrued service fee                                                                                                     449
Accrued transfer agency fee                                                                                           2,072
Accrued administrative services fee                                                                                   1,326
Other accrued expenses                                                                                              136,951
                                                                                                                    -------
Total liabilities                                                                                                   647,358
                                                                                                                    -------
Net assets applicable to outstanding capital stock                                                           $1,238,263,848
                                                                                                             ==============
Represented by
Capital stock -- $.01 par value (Note 1)                                                                     $    1,258,582
Additional paid-in capital                                                                                    1,971,400,718
Undistributed net investment income                                                                               1,332,033
Accumulated net realized gain (loss) (Note 5)                                                                  (846,238,617)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                           110,511,132
                                                                                                                -----------
Total -- representing net assets applicable to outstanding capital stock                                     $1,238,263,848
                                                                                                             ==============
Net assets applicable to outstanding shares:                  Class A                                        $  989,855,377
                                                              Class B                                        $   81,235,914
                                                              Class C                                        $    3,167,458
                                                              Class Y                                        $  164,005,099
Net asset value per share of outstanding capital stock:       Class A shares         100,563,086             $         9.84
                                                              Class B shares           8,306,982             $         9.78
                                                              Class C shares             324,045             $         9.77
                                                              Class Y shares          16,664,056             $         9.84
                                                                                      ----------             --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
40 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Statement of operations
RiverSource Balanced Fund

Year ended Sept. 30, 2005
Investment income
Income:
Dividends                                                                                                      $ 19,909,688
Interest                                                                                                         22,216,163
Fee income from securities lending                                                                                  108,084
   Less foreign taxes withheld                                                                                     (166,152)
                                                                                                                   --------
Total income                                                                                                     42,067,783
                                                                                                                 ----------
Expenses (Note 2):
Expenses allocated from Portfolio                                                                                 7,452,852
Distribution fee
   Class A                                                                                                        2,607,027
   Class B                                                                                                        1,043,188
   Class C                                                                                                           30,859
Transfer agency fee                                                                                               1,856,615
Incremental transfer agency fee
   Class A                                                                                                          140,792
   Class B                                                                                                           38,528
   Class C                                                                                                            1,135
Service fee -- Class Y                                                                                              181,971
Administrative services fees and expenses                                                                           524,986
Compensation of board members                                                                                        11,793
Printing and postage                                                                                                281,575
Registration fees                                                                                                    97,250
Audit fees                                                                                                           11,750
Other                                                                                                                27,086
                                                                                                                     ------
Total expenses                                                                                                   14,307,407
   Earnings credits on cash balances (Note 2)                                                                       (61,252)
                                                                                                                    -------
Total net expenses                                                                                               14,246,155
                                                                                                                 ----------
Investment income (loss) -- net                                                                                  27,821,628
                                                                                                                 ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions                                                                                         71,130,355
   Foreign currency transactions                                                                                    (37,286)
   Futures contracts                                                                                               (472,017)
   Swap transactions                                                                                                 70,743
                                                                                                                     ------
Net realized gain (loss) on investments                                                                          70,691,795
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                            16,089,292
                                                                                                                 ----------
Net gain (loss) on investments and foreign currencies                                                            86,781,087
                                                                                                                 ----------
Net increase (decrease) in net assets resulting from operations                                                $114,602,715
                                                                                                               ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
41 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Statements of changes in net assets
RiverSource Balanced Fund

Year ended Sept. 30,                                                                       2005                      2004
Operations and distributions
Investment income (loss) -- net                                                    $   27,821,628            $   29,705,223
Net realized gain (loss) on investments                                                70,691,795                57,698,355
Net change in unrealized appreciation (depreciation) on investments
     and on translation of assets and liabilities in foreign currencies                16,089,292                78,709,548
                                                                                       ----------                ----------
Net increase (decrease) in net assets resulting from operations                       114,602,715               166,113,126
                                                                                      -----------               -----------
Distributions to shareholders from:
     Net investment income
         Class A                                                                      (23,927,808)              (21,390,515)
         Class B                                                                       (1,522,115)               (1,520,594)
         Class C                                                                          (47,411)                  (33,380)
         Class Y                                                                       (4,509,437)               (4,883,846)
                                                                                       ----------                ----------
Total distributions                                                                   (30,006,771)              (27,828,335)
                                                                                      -----------               -----------
Capital share transactions (Note 3)
Proceeds from sales
     Class A shares (Note 2)                                                           43,100,572                52,992,402
     Class B shares                                                                     9,484,799                15,723,596
     Class C shares                                                                       947,156                 1,102,215
     Class Y shares                                                                     7,916,746                25,459,494
Reinvestment of distributions at net asset value
     Class A shares                                                                    20,686,878                18,451,466
     Class B shares                                                                     1,488,567                 1,484,189
     Class C shares                                                                        46,502                    32,564
     Class Y shares                                                                     4,509,437                 4,883,846
Payments for redemptions
     Class A shares                                                                  (217,141,405)             (220,815,493)
     Class B shares (Note 2)                                                          (49,377,019)              (55,270,982)
     Class C shares (Note 2)                                                             (921,357)                 (698,177)
     Class Y shares                                                                   (41,545,124)             (167,803,965)
                                                                                      -----------              ------------
Increase (decrease) in net assets from capital share transactions                    (220,804,248)             (324,458,845)
                                                                                     ------------              ------------
Total increase (decrease) in net assets                                              (136,208,304)             (186,174,054)
Net assets at beginning of year                                                     1,374,472,152             1,560,646,206
                                                                                    -------------             -------------
Net assets at end of year                                                          $1,238,263,848            $1,374,472,152
                                                                                   ==============            ==============
Undistributed net investment income                                                $    1,332,033            $    2,892,997
                                                                                   --------------            --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
42 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

RiverSource Balanced Fund (formerly AXP Mutual)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of AXP Investment Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. AXP Investment Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

Investment in Balanced Portfolio

The Fund currently invests all of its assets in Balanced Portfolio (the Portfolio), a series of Growth and Income Trust (the Trust), an open-end investment company that has the same objectives as the Fund. The Portfolio invests primarily in a combination of common and preferred stocks, bonds and other debt securities.

The Fund records daily its share of the Portfolio's income, expenses and realized and unrealized gains and losses. The financial statements of the Portfolio are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

The Fund records its investment in the Portfolio at the value that is equal to the Fund's proportionate ownership interest in the Portfolio's net assets. The percentage of the Portfolio owned by the Fund at Sept. 30, 2005 was 99.99%.

The Fund's Board has approved the withdrawal of the Fund's assets from the Portfolio, which is expected to be completed in late 2005 or early 2006. After that date, the Fund will invest directly in and manage its own portfolio of securities rather than investing in the Portfolio.

All securities held by the Portfolio are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Trustees of the portfolios, Ameriprise Financial utilizes Fair Value Pricing
(FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the

--------------------------------------------------------------------------------
43 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes, and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $624,179 and accumulated net realized loss has been increased by $624,179.

--------------------------------------------------------------------------------
   44 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

The tax character of distributions paid for the years indicated is as follows:

Year ended Sept. 30,                             2005               2004

Class A
Distributions paid from:
     Ordinary income                      $23,927,808        $21,390,515
     Long-term capital gain                        --                 --
Class B Distributions paid from:
     Ordinary income                        1,522,115          1,520,594
     Long-term capital gain                        --                 --
Class C Distributions paid from:
     Ordinary income                           47,411             33,380
     Long-term capital gain                        --                 --
Class Y Distributions paid from:
     Ordinary income                        4,509,437          4,883,846
     Long-term capital gain                        --                 --

At Sept. 30, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income                              $   1,326,789
Accumulated long-term gain (loss)                          $(836,509,970)
Unrealized appreciation (depreciation)                     $ 100,787,729

Dividends to shareholders

Dividends from net investment income, declared and paid each calendar quarter, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

2. EXPENSES AND SALES CHARGES

In addition to the expenses allocated from the Portfolio, the Fund accrues its own expenses as follows:

The Fund has an agreement with Ameriprise Financial to provide administrative services. Under the current Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.04% to 0.02% annually as the Fund's assets increase. Effective Oct. 1, 2005, the fee percentage of the Fund's average daily net assets declines from 0.06% to 0.03% annually as the Fund's assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the Board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

--------------------------------------------------------------------------------
45 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (formerly American Express Client Service Corporation) (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

o  Class A $19.50

o  Class B $20.50

o  Class C $20.00

o  Class Y $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Beginning May 20, 2005, the Transfer Agent implemented an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees were insignificant for the year ended Sept. 30, 2005 and are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $405,014 for Class A, $58,534 for Class B and $461 for Class C for the year ended Sept. 30, 2005.

During the year ended Sept. 30, 2005, the Fund's transfer agency fees were reduced by $61,252 as a result of earnings credits from overnight cash balances.

3. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                       Year ended Sept. 30, 2005
                                              Class A           Class B          Class C           Class Y
Sold                                        4,423,102           987,913           98,353           822,111
Issued for reinvested distributions         2,126,927           154,078            4,811           463,717
Redeemed                                  (22,392,538)       (5,108,600)         (95,907)       (4,260,958)
                                          -----------        ----------          -------        ----------
Net increase (decrease)                   (15,842,509)       (3,966,609)           7,257        (2,975,130)
                                          -----------        ----------            -----        ----------

                                                       Year ended Sept. 30, 2004
                                              Class A           Class B          Class C           Class Y
Sold                                        5,853,549         1,746,807          122,304         2,805,006
Issued for reinvested distributions         2,020,543           163,809            3,589           535,716
Redeemed                                  (24,302,246)       (6,138,540)         (77,331)      (18,566,162)
                                          -----------        ----------          -------       -----------
Net increase (decrease)                   (16,428,154)       (4,227,924)          48,562       (15,225,440)
                                          -----------        ----------           ------       -----------

--------------------------------------------------------------------------------
46 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

4. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 20, 2005. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with The Bank of New York. The Fund had no borrowings outstanding during the year ended Sept. 30, 2005.

5. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $836,509,970 at Sept. 30, 2005, that if not offset by capital gains will expire as follows:

                            2010                2011                2012
                       $442,946,112        $368,676,980         $24,886,878

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------
47 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

6. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                             2005        2004         2003        2002       2001
Net asset value, beginning of period                                     $9.25       $8.47        $7.40      $ 8.71     $12.21
                                                                         -----       -----        -----      ------     ------
Income from investment operations:
Net investment income (loss)                                               .21         .19          .17         .20        .21
Net gains (losses) (both realized and unrealized)                          .61         .77         1.07       (1.31)     (3.49)
                                                                           ---         ---         ----       -----      -----
Total from investment operations                                           .82         .96         1.24       (1.11)     (3.28)
                                                                           ---         ---         ----       -----      -----
Less distributions:
Dividends from net investment income                                      (.23)       (.18)        (.17)       (.20)      (.22)
                                                                          ----        ----         ----        ----       ----
Net asset value, end of period                                           $9.84       $9.25        $8.47      $ 7.40     $ 8.71
                                                                         -----       -----        -----      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                   $990      $1,077       $1,125      $1,115     $1,597
Ratio of expenses to average daily net assets(b)                         1.03%       1.01%         .99%        .93%       .87%
Ratio of net investment income (loss) to average daily net assets        2.13%       2.01%        2.05%       2.19%      1.96%
Portfolio turnover rate (excluding short-term securities)                 130%        131%         130%        267%       226%
Total return(c)                                                          8.86%      11.32%       16.80%     (13.05%)   (27.04%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

Class B
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                             2005        2004         2003        2002       2001
Net asset value, beginning of period                                     $9.19       $8.41        $7.35      $ 8.65     $12.12
                                                                         -----       -----        -----      ------     ------
Income from investment operations:
Net investment income (loss)                                               .14         .11          .10         .14        .13
Net gains (losses) (both realized and unrealized)                          .59         .77         1.06       (1.31)     (3.46)
                                                                         -----       -----        -----      ------     ------
Total from investment operations                                           .73         .88         1.16       (1.17)     (3.33)
                                                                         -----       -----        -----      ------     ------
Less distributions:
Dividends from net investment income                                      (.14)       (.10)        (.10)       (.13)      (.14)
                                                                         -----       -----        -----      ------     ------
Net asset value, end of period                                           $9.78       $9.19        $8.41      $ 7.35     $ 8.65
                                                                         -----       -----        -----      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                    $81        $113         $139        $152       $235
Ratio of expenses to average daily net assets(b)                         1.81%       1.78%        1.77%       1.71%      1.64%
Ratio of net investment income (loss) to average daily net assets        1.35%       1.23%        1.28%       1.41%      1.19%
Portfolio turnover rate (excluding short-term securities)                 130%        131%         130%        267%       226%
Total return(c)                                                          8.02%      10.51%       15.89%     (13.72%)   (27.62%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
48 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                             2005        2004         2003        2002       2001
Net asset value, beginning of period                                     $9.19       $8.41        $7.36      $ 8.67     $12.16
                                                                         -----       -----        -----      ------     ------
Income from investment operations:
Net investment income (loss)                                               .14         .12          .11         .13        .14
Net gains (losses) (both realized and unrealized)                          .59         .77         1.05       (1.31)     (3.48)
                                                                         -----       -----        -----      ------     ------
Total from investment operations                                           .73         .89         1.16       (1.18)     (3.34)
                                                                         -----       -----        -----      ------     ------
Less distributions:
Dividends from net investment income                                      (.15)       (.11)        (.11)       (.13)      (.15)
                                                                         -----       -----        -----      ------     ------
Net asset value, end of period                                           $9.77       $9.19        $8.41      $ 7.36     $ 8.67
                                                                         -----       -----        -----      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                     $3          $3           $2          $1         $1
Ratio of expenses to average daily net assets(b)                         1.81%       1.78%        1.79%       1.73%      1.64%
Ratio of net investment income (loss) to average daily net assets        1.35%       1.25%        1.21%       1.43%      1.20%
Portfolio turnover rate (excluding short-term securities)                 130%        131%         130%        267%       226%
Total return(c)                                                          7.97%      10.57%       15.82%     (13.76%)   (27.58%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

Class Y
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                             2005        2004         2003        2002       2001
Net asset value, beginning of period                                     $9.25       $8.46        $7.40      $ 8.71     $12.21
                                                                         -----       -----        -----      ------     ------
Income from investment operations:
Net investment income (loss)                                               .23         .21          .18         .21        .23
Net gains (losses) (both realized and unrealized)                          .60         .77         1.06       (1.31)     (3.49)
                                                                         -----       -----        -----      ------     ------
Total from investment operations                                           .83         .98         1.24       (1.10)     (3.26)
                                                                         -----       -----        -----      ------     ------
Less distributions:
Dividends from net investment income                                      (.24)       (.19)        (.18)       (.21)      (.24)
                                                                         -----       -----        -----      ------     ------
Net asset value, end of period                                           $9.84       $9.25        $8.46      $ 7.40     $ 8.71
                                                                         -----       -----        -----      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                   $164        $182         $295        $322       $530
Ratio of expenses to average daily net assets(b)                          .87%        .85%         .83%        .77%       .71%
Ratio of net investment income (loss) to average daily net assets        2.29%       2.16%        2.22%       2.33%      2.12%
Portfolio turnover rate (excluding short-term securities)                 130%        131%         130%        267%       226%
Total return(c)                                                          9.05%      11.63%       16.85%     (12.90%)   (26.91%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
49 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP INVESTMENT SERIES, INC.

We have audited the accompanying statement of assets and liabilities of RiverSource Balanced Fund (a series of AXP Investment Series, Inc.) as of Sept. 30, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended Sept. 30, 2005, and the financial highlights for each of the years in the five-year period ended Sept. 30, 2005. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Balanced Fund as of Sept. 30, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

November 21, 2005

--------------------------------------------------------------------------------
50 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Federal Income Tax Information

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

RiverSource Balanced Fund
Fiscal year ended Sept. 30, 2005

Class A

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          68.42%
     Dividends Received Deduction for corporations                      61.50%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.07722
March 28, 2005                                                         0.04605
June 28, 2005                                                          0.04594
Sept. 28, 2005                                                         0.05601
Total distributions                                                   $0.22522

Class B

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          68.42%
     Dividends Received Deduction for corporations                      61.50%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.05893
March 28, 2005                                                         0.02556
June 28, 2005                                                          0.02669
Sept. 28, 2005                                                         0.03297
Total distributions                                                   $0.14415

--------------------------------------------------------------------------------
51 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Class C

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          68.42%
     Dividends Received Deduction for corporations                      61.50%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.05884
March 28, 2005                                                         0.02654
June 28, 2005                                                          0.02778
Sept. 28, 2005                                                         0.03699
Total distributions                                                   $0.15015

Class Y

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          68.42%
     Dividends Received Deduction for corporations                      61.50%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.08121
March 28, 2005                                                         0.05049
June 28, 2005                                                          0.05019
Sept. 28, 2005                                                         0.06026
Total distributions                                                   $0.24215

--------------------------------------------------------------------------------
52 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
53 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

                                                         Beginning             Ending            Expenses          Annualized
                                                        account value       account value      paid during           expense
                                                        April 1, 2005      Sept. 30, 2005      the period(a)          ratio
Class A
        Actual(b)                                          $1,000              $1,033.50          $5.30(c)            1.04%
        Hypothetical (5% return before expenses)           $1,000              $1,019.85          $5.27(c)            1.04%
Class B
        Actual(b)                                          $1,000              $1,029.30          $9.26(c)            1.82%
        Hypothetical (5% return before expenses)           $1,000              $1,015.94          $9.20(c)            1.82%
Class C
        Actual(b)                                          $1,000              $1,028.80          $9.21(c)            1.81%
        Hypothetical (5% return before expenses)           $1,000              $1,015.99          $9.15(c)            1.81%
Class Y
        Actual(b)                                          $1,000              $1,034.40          $4.44(c)             .87%
        Hypothetical (5% return before expenses)           $1,000              $1,020.71          $4.41(c)             .87%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended Sept. 30, 2005: +3.35% for Class A, +2.93% for Class B, +2.88% for Class C and +3.44% for Class Y.

(c) Effective Oct. 1, 2005, the Fund's Board of Directors approved a change to the fee schedule under the Administrative Services Agreement between Ameriprise Financial and the Fund. If the revised fee schedule under the Administrative Services Agreement had been in place for the entire six-month period ended Sept. 30, 2005, the actual expenses paid would have been $5.40 for Class A, $9.36 for Class B, $9.31 for Class C and $4.54 for Class Y; the hypothetical expenses paid would have been $5.37 for Class A, $9.30 for Class B, $9.25 for Class C and $4.51 for Class Y.

--------------------------------------------------------------------------------
54 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 11 Master Trust portfolios and 90 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
Arne H. Carlson                        Board member        Chair, Board Services Corporation
901 S. Marquette Ave.                  since 1999          (provides administrative services
Minneapolis, MN 55402                                      to boards); former Governor  of
Age 71                                                     Minnesota
-------------------------------------- ------------------- ------------------------------------ ------------------------
Philip J. Carroll, Jr*.                Board member        Retired Chairman and CEO,  Fluor     Scottish Power PLC,
901 S. Marquette Ave.                  since 2002          Corporation (engineering  and        Vulcan Materials
Minneapolis, MN 55402                                      construction)                        Company, Inc.
Age 67                                                                                          (construction
                                                                                                materials/chemicals)
-------------------------------------- ------------------- ------------------------------------ ------------------------
Patricia M. Flynn                      Board member        Trustee Professor of Economics and
901 S. Marquette Ave.                  since 2004          Management, Bentley College;
Minneapolis, MN 55402                                      former Dean, McCallum Graduate
Age 54                                                     School of Business, Bentley College
-------------------------------------- ------------------- ------------------------------------ ------------------------
Anne P. Jones                          Board member        Attorney and Consultant
901 S. Marquette Ave.                  since 1985
Minneapolis, MN 55402
Age 70
-------------------------------------- ------------------- ------------------------------------ ------------------------
Jeffrey Laikind                        Board member        Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.                  since 2005          Asset Management                     Insurance
Minneapolis, MN 55402
Age 70
-------------------------------------- ------------------- ------------------------------------ ------------------------
Stephen R. Lewis, Jr.                  Board member        President Emeritus and  Professor    Valmont Industries,
901 S. Marquette Ave.                  since 2002          of Economics,  Carleton College      Inc. (manufactures
Minneapolis, MN 55402                                                                           irrigation systems)
Age 65
-------------------------------------- ------------------- ------------------------------------ ------------------------
Catherine James Paglia                 Board member        Director, Enterprise Asset           Strategic
901 S. Marquette Ave.                  since 2004          Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                                      estate and asset management          (transportation,
Age 53                                                     company)                             distribution and
                                                                                                logistics consultants)
-------------------------------------- ------------------- ------------------------------------ ------------------------

* Phillip J. Carroll, Jr. retired as a member of the Board, effective Nov. 10, 2005

--------------------------------------------------------------------------------
55 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
Alan K. Simpson                        Board member        Former three-term United States
1201 Sunshine Ave.                     since 1997          Senator for Wyoming
Cody, WY 82414
Age 74
-------------------------------------- ------------------- ------------------------------------ ------------------------
Alison Taunton-Rigby                   Board member        Chief Executive Officer,             Hybridon, Inc.
901 S. Marquette Ave.                  since 2002          RiboNovix, Inc. since 2003           (biotechnology)
Minneapolis, MN 55402                                      (biotechnology); former President,
Age 61                                                     Forester Biotech
-------------------------------------- ------------------- ------------------------------------ ------------------------

Board Member Affiliated with Ameriprise Financial, Inc. (formerly AEFC)**

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
William F. Truscott                    Board member        President - U.S. Asset Management
53600 Ameriprise Financial Center      since 2001,  Vice   and Chief Investment Officer of
Minneapolis, MN 55474                  President  since    Ameriprise Financial, Inc. and
Age 45                                 2002                President, Chairman of the Board
                                                           and Chief Investment Officer of
                                                           RiverSource Investments, LLC
                                                           since 2005. Senior Vice President
                                                           - Chief Investment Officer of
                                                           Ameriprise Financial, Inc. and
                                                           Chairman of the Board and Chief
                                                           Investment Officer of RiverSource
                                                           Investments, LLC, 2001-2005;
                                                           former Chief Investment Officer
                                                           and Managing Director, Zurich
                                                           Scudder
-------------------------------------- ------------------- ------------------------------------ ------------------------

** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.

--------------------------------------------------------------------------------
56 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

Fund Officers

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
Jeffrey P. Fox                         Treasurer           Vice President - Investment
105 Ameriprise Financial Center        since 2002          Accounting, Ameriprise Financial,
Minneapolis, MN 55474                                      Inc., since 2002; Vice President -
Age 50                                                     Finance, American Express Company,
                                                           2000-2002; Vice President -
                                                           Corporate Controller, Ameriprise
                                                           Financial, Inc., 1996-2000
-------------------------------------- ------------------- ------------------------------------ ------------------------
Paula R. Meyer                         President           Senior Vice President - Mutual
596 Ameriprise Financial Center        since 2002          Funds, Ameriprise Financial,
Minneapolis, MN 55474                                      Inc.,  since 2002 and Senior Vice
Age 51                                                     President, RiverSource
                                                           Investments, LLC since 2004; Vice
                                                           President  and Managing Director
                                                           -  American Express Funds,
                                                           Ameriprise Financial, Inc.,
                                                           2000-2002; Vice President,
                                                           Ameriprise Financial, Inc.,
                                                           1998-2000
-------------------------------------- ------------------- ------------------------------------ ------------------------
Leslie L. Ogg                          Vice President,     President of Board Services
901 S. Marquette Ave.                  General Counsel,    Corporation
Minneapolis, MN 55402                  and Secretary
Age 67                                 since 1978
-------------------------------------- ------------------- ------------------------------------ ------------------------
Beth E. Weimer                         Chief Compliance    Vice President and Chief
172 Ameriprise Financial Center        Officer since 2004  Compliance Officer, Ameriprise
Minneapolis, MN 55474                                      Financial, Inc., since 2001 and
Age 52                                                     Chief Compliance Officer,
                                                           RiverSource Investments, LLC
                                                           since 2005; Vice President and
                                                           Chief Compliance Officer - Asset
                                                           Management and Insurance,
                                                           Ameriprise Financial Services,
                                                           Inc., since 2001; Partner, Arthur
                                                           Andersen Regulatory Risk
                                                           Services,  1998-2001
-------------------------------------- ------------------- ------------------------------------ ------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
57 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

RiverSource Investments, LLC (RiverSource), a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial; formerly, American Express Financial Corporation), serves as the investment manager to the Fund. Under an investment management services agreement (the IMS Agreement), the investment manager provides investment advice and other services to the Fund. Throughout the year, the Fund's Board of Directors (the Board) and the Board's Investment Review and Contracts Committees monitor these services.

Ameriprise Financial had served as investment manager to the Fund until Sept. 29, 2005. On that date, and pursuant to the consent of the Board, Ameriprise Financial transferred its rights, title, and interest and its burdens and obligations under the IMS Agreement to RiverSource, its wholly-owned subsidiary.

Each year, the Board determines whether to continue the IMS Agreement by evaluating the quality and level of service received and the costs associated with those services. To assist the Board in making this determination, the investment manager prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the IMS Agreement.

This past year, prior to the Board's annual review process, on Feb. 1, 2005, American Express Company, the former parent of Ameriprise Financial, announced its intention to pursue a spin-off of Ameriprise Financial by distributing shares of the common stock of Ameriprise Financial to shareholders of American Express Company. Following this announcement, the Board determined to proceed with its annual review process and, after thorough review of the reports and data provided, at a meeting held in person on April 14, 2005, the Board, including all of its independent members, determined that the quality and level of advisory services provided pursuant to the IMS Agreement were satisfactory and that fees were fair and reasonable. However, in light of the announced plans of the spin-off, the Board approved continuation of the IMS Agreement with Ameriprise Financial for only an interim period ending on the later of (i) the effective date of the spin-off; or (ii) the approval of a new IMS Agreement with Ameriprise Financial (or its subsidiary) by the shareholders of the Fund, but in no event for a period longer than one year. A detailed discussion of the Board's considerations and determinations is provided below under "Board Considerations Related to Renewal of IMS Agreement for an Interim Period."

While it was expected that the spin-off would not result in an "assignment" of the IMS Agreement under the Investment Company Act of 1940 and, therefore, would not cause the termination of the IMS Agreement according to its terms, independent counsel to the Board, advised the Board that the legal question of whether the spin-off would result in an assignment turns on a highly fact-sensitive analysis. Therefore, the Board determined, as a matter of prudence, to proceed as if the IMS Agreement would terminate as a result of the spin-off. Accordingly, the Board determined to renew the IMS Agreement for the interim period only and to consider a new IMS Agreement for the Fund prior to the spin-off. In light of the need to consider new contracts, the Board also determined to review, and consider where appropriate, making changes to the current terms of the IMS Agreement.

--------------------------------------------------------------------------------
58 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT

During the course of the six-month period following the April 2005 meeting, the Board and its committees met at five in-person meetings to consider proposed new contracts for the Fund. At a meeting of the Board held on Sept. 8, 2005, the Board, including all of its independent members, approved, and recommended shareholders approve, a proposed new IMS Agreement with RiverSource (the New IMS Agreement). A meeting of the Fund's shareholders is expected to be held on Feb. 15, 2006 to consider approval of the new agreement. If approved, the New IMS Agreement would take effect shortly after the shareholder meeting. A detailed discussion of the Board's considerations and determinations respecting the New IMS Agreement is provided below under "Board Considerations Related to the New IMS Agreement."

Board Considerations Related to Renewal of IMS Agreement for an Interim Period

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that, over time, the Fund's investment performance should be above median for a peer group of funds with similar investment goals and noted that the Fund's investment performance in 2004 exceeded the median.

The Board noted that, in addition to portfolio management and investment research, Ameriprise Financial provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and Ameriprise Financial's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

The Board also evaluated the price paid for the services provided by Ameriprise Financial, noting the existence of a pricing philosophy, established by the Board and Ameriprise Financial, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisers. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing
(i) a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and (ii) the Fund's contribution to Ameriprise Financial's profitability. The Board determined that the total expense ratio of the Fund is below median of its comparison group.

The Board considered the economies of scale that might be realized by Ameriprise Financial as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the IMS Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

The Board took into account the Contracts Committee's discussion comparing the fees Ameriprise Financial charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund such as the Fund, and the operation of a large mutual fund family. The Board also considered the profitability realized by Ameriprise Financial and its affiliates from its relationship with the Fund. The Board took into account the

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services acquired by Ameriprise Financial through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that Ameriprise Financial's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit Ameriprise Financial to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to Ameriprise Financial under the IMS Agreement were fair and reasonable and determined to approve renewal of the IMS Agreement for the interim period.

Board Considerations Related to Approval of New IMS Agreement

For the six months following the April 2005 meeting, the Board evaluated whether to approve the New IMS Agreements for each of the funds within the Ameriprise Financial fund complex (together, the Funds) with post-spin Ameriprise Financial (or RiverSource). Independent counsel, Schulte Roth & Zabel LLP (Schulte), assisted the Boards in fulfilling their statutory and other responsibilities associated with the spin-off and the resulting consideration of new contracts, including the New IMS Agreement. The Board and its committees were provided with a wealth of written and oral information in this regard. Furthermore, in connection with the Board's considerations as to whether post-spin Ameriprise Financial, as an entity independent from American Express Company, would be capable of continuing to provide a high quality of services to the Funds, the Board's independent members retained their own financial adviser, Credit Suisse First Boston LLC (CSFB) to assist it in analyzing the capital adequacy of post-spin Ameriprise Financial. (The costs of independent counsel and CSFB and of additional meetings of the Boards were borne by Ameriprise Financial as part of the commitment of American Express Company to ensure a complete and thorough review of the proposed spin-off and its effect on the services provided by Ameriprise Financial and its subsidiaries.)

In carrying out its legal responsibilities associated with the consideration of the New IMS Agreement, the Board evaluated the following factors:

Nature, Extent and Quality of Services to be Provided by Post-Spin Ameriprise Financial (and Its Subsidiaries)

The Board recognized that only a few months had passed since its April 2005 conclusion that the nature, extent and quality of services provided by Ameriprise Financial were satisfactory and consistent with those that would be expected for a fund family of the size of the Funds and its determination to renew the IMS Agreement for the interim period. However, the Board also recognized the need to supplement this assessment with an evaluation of whether the spin-off or other factors would result in changes to the advisory services being provided under the current IMS Agreement.

The Board focused its evaluation on the following factors potentially impacting the nature, extent and quality of advisory services to be provided by Ameriprise
Financial: (i) Ameriprise Financial's projected capital structure and capital adequacy as a stand-alone entity; (ii) its legal and regulatory risks; (iii) its ability to retain and attract personnel; and (iv) its ability to successfully re-brand its products and services. Based on extensive presentations and reports by Ameriprise Financial, CSFB and Schulte, the Board concluded that the proposed capital structure (which includes certain indemnification commitments made by American Express Company) should enable RiverSource to continue to provide a high quality and level of

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advisory services to the Fund. In making this determination, the Board took into account representations by management of Ameriprise Financial that projected capital levels would allow Ameriprise Financial and RiverSource to meet legal and compliance responsibilities, build their distribution network, pursue technological upgrades, make capital commitments necessary to retain and attract key personnel devoted to legal and compliance responsibilities, portfolio management and distribution, and pursue smaller asset management acquisitions to help grow the asset management business. The Board accorded significant weight to CSFB's confirmation as to the reasonableness of the proposed capital structure. The Board also considered the fact that there were no expected departures of key personnel involved in the portfolio management, operations and marketing of the Funds as a result of the announcement of the spin-off.

The Board concluded that, based on all of the materials and information provided, post-spin Ameriprise Financial (including RiverSource) would be in a position to continue to provide a high quality and level of advisory services to the Fund.

Investment Performance

The Board next focused on investment performance. The Board reviewed reports documenting the Fund's performance over one-, three- and/or five-year periods, as well as the entire period during which its current portfolio manager has managed the Fund, and compared to relevant Lipper and market indices. The Board took into account its determination in April 2005 that investment performance met expectations.

The Board also considered that it had been receiving monthly performance reports for the Fund and that there had been no significant deviations from April's overall performance data.

Cost of Services Provided

The Board evaluated comparative fees and the costs of services under the current IMS Agreement and the New IMS Agreement, including fees charged by Ameriprise Financial (including RiverSource and other subsidiaries) to institutional clients. The Board studied RiverSource's effort (i.e., its "pricing philosophy") to set substantially all Funds' total expense ratios at or below the median expense ratio of comparable mutual funds (as compiled by Lipper). The Board observed that the proposed advisory fee changes are designed to work in tandem with proposed changes to administrative services fees. It also noted that RiverSource has agreed to voluntarily impose expense caps or waivers to achieve this pricing objective whenever the expense ratio exceeded the median expense ratio by more than three basis points (unless the higher ratio was due to the impact of the performance fee adjustment.) The Board considered that advisory fees under the New IMS Agreements would stay the same or decrease. The Board also took into account the effect of the proposed performance incentive adjustment on the advisory fee. In this regard, the Board recalled its past determinations regarding the appropriateness of (i) the use of the relevant index for the performance comparison; (ii) the methodology for determining when the Board may change an index used to calculate the performance incentive adjustment; (iii) the periods used for averaging the Fund's assets and computing investment performance; and (iv) the length of the period over which performance is computed.

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61 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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The Board next considered the expected profitability to Ameriprise Financial and
RiverSource derived from their relationship with the Fund, recalling the April 2005 determination that the profitability level was appropriate. The Board noted that projected profitability of Ameriprise Financial would allow it to operate effectively and, at the same time, reinvest in RiverSource and its other asset management businesses. The Board also considered that the proposed changes in advisory fees and the mergers of certain other Funds would result in revenue gains to Ameriprise Financial, but that these increases would not materially alter profit margins due to expected increases in costs associated with the spin-off, particularly re-branding and separation. CSFB also reported that Ameriprise Financial's projected level of return on equity was generally reasonable in light of the returns on equity of its industry competitors. In evaluating profitability, the Board also considered the benefits Ameriprise Financial obtains through the use of commission dollars paid on portfolio transactions for the Fund and from other business relationships that result from managing the Fund. The Board also considered the fees charged by Ameriprise Financial (and its subsidiaries) to institutional clients as well as the fees paid to, and charged by, sub-advisers, noting the differences in services provided in each case. In light of these considerations, the Board concluded that projected profitability levels were appropriate.

Other Considerations

In addition, the Board accorded weight to the fact that, under the New IMS Agreement, RiverSource Investments is held to a higher standard of care than under the current IMS Agreements. The Board also noted Ameriprise Financial's commitment to a culture that adheres to ethical business practice, assigns accountability to senior management and seeks to identify conflicts and propose appropriate action to minimize the risks posed by the conflicts.

Furthermore, the Board recognized that it was not limited to considering management's proposed contracts. In this regard, the Board evaluated the circumstances under which it would consider the retention of an investment adviser different from RiverSource Investments. The Board concluded, based on its consultation with independent counsel, that pursuing the retention of a different adviser was not necessary, primarily because, in its best judgment, Ameriprise Financial continues to be basically the same organization (from a functional and managerial standpoint), as was prior to the spin-off. The Board reasoned that shareholders purchased shares of the Fund with an expectation that the current investment advisory organization would be servicing the Fund.

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62 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website www.riversource.com/investments; or by searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge by calling the Fund's administrator, Board Services Corporation, collect at (612) 330-9283; by looking at the website www.riversource.com/investments; or by searching the website of the SEC at www.sec.gov.

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63 -- RIVERSOURCE BALANCED FUND -- 2005 ANNUAL REPORT
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[RIVERSOURCE INVESTMENTS(SM) LOGO]

RiverSource Investments
200 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. RiverSource funds are managed by RiverSource Investments, LLC and distributed by Ameriprise Financial Services, Inc., Member NASD. Both companies are part of Ameriprise Financial, Inc.